Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-267075

PROSPECTUS/OFFER TO EXCHANGE

REE AUTOMOTIVE LTD.
Offer to Exchange Warrants to Acquire Class A Ordinary Shares
of
REE Automotive Ltd.
for
Class A Ordinary Shares
of
REE Automotive Ltd.
and
Consent Solicitation

THE OFFER PERIOD (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT (END OF DAY), EASTERN TIME, ON SEPTEMBER 22, 2022, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND.

Terms of the Offer and Consent Solicitation

Until the Expiration Date (as defined below), we are offering to the holders of certain of our outstanding warrants, including the public warrants (as defined below) and the private placement warrants (as defined below) (collectively, the “warrants”), each to purchase the Class A ordinary shares, without par value (the “Class A ordinary shares”), of REE Automotive Ltd. (the “Company,” “us” or “we”), the opportunity to receive 0.20 Class A ordinary shares in exchange for each of our outstanding warrants tendered by the holder and exchanged pursuant to the offer (the “Offer”).

The Offer is being made to all holders of our public warrants and all holders of our private placement warrants. The warrants are governed by the Warrant Assignment, Assumption and Amended & Restated Agreement (the “Warrant Agreement”), dated as of July 22, 2021, by and among the Company, 10X Capital Venture Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). Our Class A ordinary shares and public warrants are listed on the Nasdaq Stock Market (“Nasdaq”) under the symbols “REE” and “REEAW,” respectively. As of September 19, 2022, a total of 15,562,500 warrants were outstanding, consisting of 10,062,500 public warrants and 5,500,000 private placement warrants. Pursuant to the Offer, we are offering up to an aggregate of 3,112,500 of our Class A ordinary shares in exchange for the warrants.

Each warrant holder whose warrants are exchanged pursuant to the Offer will receive 0.20 Class A ordinary shares for each warrant tendered by such holder and exchanged. No fractional Class A ordinary shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, receive one additional whole Class A ordinary share in lieu of such fractional shares. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants.

Concurrently with the Offer, we are also soliciting consents (the “Consent Solicitation”) from holders of the warrants (the “consent warrants”) to amend the Warrant Agreement, which governs the warrants, to permit the Company to require that each warrant that is outstanding upon the closing of the Offer be converted into 0.18 Class A ordinary shares, which is a ratio 10% less than the exchange ratio applicable to the Offer (the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of at least 50% of the number of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, the vote or written consent of at least 50% of the number of the then outstanding private placement warrants.

(Prospectus cover continued on the following page.)

The securities offered by this Prospectus/Offer to Exchange involve risks.    Before participating in the Offer and consenting to the Warrant Amendment, you are urged to read carefully the section entitled “Risk Factors” beginning on page 8 of this Prospectus/Offer to Exchange.

None of the SEC, the Israel Securities Authority or any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this Prospectus/Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.

Through the Offer, we are soliciting your consent to the Warrant Amendment. By tendering your warrants, you will be delivering your consent to the proposed Warrant Amendment, which consent will be effective upon our acceptance of such warrants for exchange.

The dealer manager for the Offer and Consent Solicitation is:

BofA Securities

This Prospectus/Offer to Exchange is dated September 21, 2022.

(Prospectus cover continued from preceding page.)

Parties representing approximately 20.5% of the outstanding public warrants have agreed to tender their warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation pursuant to a tender and support agreement (the “Tender and Support Agreement”). Accordingly, if holders of an additional approximately 29.5% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted with respect to the public warrants. For additional detail regarding the Tender and Support Agreement, see “Market Information, Dividends and Related Shareholder Matters—Transactions and Agreements Concerning Our Securities—Tender and Support Agreement.”

You may not consent to the Warrant Amendment without tendering your consent warrants in the Offer and you may not tender such warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the letter of transmittal and consent relating to the warrants, and therefore by tendering your consent warrants for exchange you will be delivering to us your consent. You may revoke your consent at any time prior to the Expiration Date (as defined below) by withdrawing the consent warrants you have tendered in the Offer.

The Offer and Consent Solicitation is made solely upon the terms and conditions in this Prospectus/Offer to Exchange and in the related letter of transmittal and consent (as it may be supplemented and amended from time to time, the “Letter of Transmittal and Consent”). The Offer and Consent Solicitation will be open until Midnight (end of day), Eastern Time, on September 22, 2022, or such later time and date to which we may extend (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”). The Offer and Consent Solicitation is not made to those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful.

We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants to the holders (and the consent to the Warrant Amendment will be revoked).

You may tender some or all of your warrants into the Offer. If you elect to tender warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent. If you tender warrants, you may withdraw your tendered warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions in this Prospectus/Offer to Exchange. In addition, tendered warrants that are not accepted by us for exchange by September 22, 2022, may thereafter be withdrawn by you until such time as the warrants are accepted by us for exchange. If you withdraw the tender of your warrants, your consent to the Warrant Amendment will be withdrawn as a result.

Warrants not exchanged for our Class A ordinary shares pursuant to the Offer will remain outstanding subject to their current terms, or their amended terms if the Warrant Amendment is approved. We reserve the right to redeem any of the warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer and Consent Solicitation, and if the Warrant Amendment is approved, we intend to require the conversion of all outstanding warrants to Class A ordinary shares as provided in the Warrant Amendment. Our public warrants are currently listed on Nasdaq under the symbol “REEAW”; however, our public warrants may be delisted if, following the completion of the Offer and Consent Solicitation, the extent of public distribution or the aggregate market value of outstanding warrants has become so reduced as to make further listing inadvisable or unavailable.

The Offer and Consent Solicitation is conditioned upon the effectiveness of a registration statement on Form F-4 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) regarding the Class A ordinary shares issuable upon exchange of the warrants pursuant to the Offer. This Prospectus/Offer to Exchange forms a part of the registration statement.

Our board of directors has approved the Offer and Consent Solicitation. However, neither we nor any of our management, our board of directors, or the information agent, the Exchange Agent or the dealer manager for the Offer and Consent Solicitation is making any recommendation as to whether holders of warrants should tender warrants for exchange in the Offer and, as applicable, consent to the Warrant Amendment in the Consent Solicitation. Each holder of a warrant must make its own decision as to whether to exchange some or all of its warrants and, as applicable, consent to the Warrant Amendment.

All questions concerning the terms of the Offer and Consent Solicitation should be directed to the dealer manager:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

All questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery should be directed to the information agent:

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, Connecticut 06902
Individuals call toll-free: (800) 662-5200
Banks and Brokerage Firms, please call (203) 658-9400
Email: REE.info@investor.morrowsodali.com

We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given to warrant holders.

i

ABOUT THIS PROSPECTUS/OFFER TO EXCHANGE

This Prospectus/Offer to Exchange is a part of the registration statement that we filed on Form F-4 with the SEC. You should read this Prospectus/Offer to Exchange, including the detailed information regarding the Company, Class A ordinary shares and warrants, and the financial statements and the notes that are incorporated by reference in this Prospectus/Offer to Exchange and any applicable prospectus supplement.

We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offer to Exchange. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in or incorporated by reference in this Prospectus/Offer to Exchange or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context requires otherwise, in this Prospectus/Offer to Exchange, we use the terms “the Company,” “our company,” “we,” “us,” “our,” “REE” and similar references to refer to REE Automotive Ltd. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus/Offer to Exchange and the documents incorporated by reference into this Prospectus/Offer to Exchange may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding REE or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements in this Prospectus/Offer to Exchange may include, among other things, statements about REE’s strategic and business plans, technology, relationships, objectives and expectations for our business, the impact of trends on and interest in our business, intellectual property or product and its future results, operations and financial performance and condition.

These forward-looking statements are based on information available as of the date of this Prospectus/Offer to Exchange and current expectations, forecasts and assumptions. Although REE believes that the expectations reflected in forward-looking statements are reasonable, such statements involve unknown number of risks, uncertainties, judgments and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. These factors are difficult to predict accurately and may be beyond REE’s control. Forward-looking statements in this Prospectus/Offer to Exchange speak only as of the date made and REE undertakes no obligation to update its forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this Prospectus/Offer to Exchange may not occur.

You should not place undue reliance on these forward-looking statements. Some factors that could cause actual results to differ include:

•        REE’s ability to commercialize its strategic plan;

•        REE’s ability to maintain and advance relationships with current Tier 1 suppliers and strategic partners;

•        development of REE’s advanced prototypes into marketable products;

•        REE’s ability to grow and scale manufacturing capacity through relationships with Tier 1 suppliers;

•        REE’s estimates of unit sales, expenses and profitability and underlying assumptions;

•        REE’s reliance on its UK Engineering Center of Excellence for the design, validation, verification, testing and homologation of its products;

•        REE’s limited operating history;

•        risks associated with plans for REE’s initial commercial production;

•        REE’s dependence on potential suppliers, some of which will be single or limited source;

•        development of the market for commercial EVs;

•        intense competition in the e-mobility space, including with competitors who have significantly more resources;

•        risks related to the fact that REE is incorporated in Israel and governed by Israeli law;

•        REE’s ability to make continued investments in its platform;

•        the impact of the ongoing COVID-19 pandemic and any other worldwide health epidemics or outbreaks that may arise and adverse global conditions, including macroeconomic and geopolitical uncertainty;

•        the need to attract, train and retain highly-skilled technical workforce;

•        changes in laws and regulations that impact REE;

•        REE’s ability to enforce, protect and maintain intellectual property rights;

•        REE’s ability to retain engineers and other highly qualified employees to further its goals;

•        the approval of the Warrant Amendment and our ability to require that all outstanding warrants be exchanged for Class A ordinary shares;

•        the exchange of warrants for Class A ordinary shares pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders;

•        the lack of a third-party determination that the Offer or the Consent Solicitation is fair to holders of the warrants; and

•        other risks and uncertainties set forth in the section “Risk Factors” in this Prospectus/Offer to Exchange and any updates to those risk factors or new risk factors contained in our Annual Report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), all of which we incorporate by reference herein.

CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “REE” refer to REE Automotive Ltd., a company organized under the laws of the State of Israel, and its subsidiaries. In this Prospectus/Offer to Exchange:

“10X Capital” means 10X Capital Venture Acquisition Corp., a Delaware corporation.

“Amended and Restated Articles” means the amended and restated articles of association of REE, as adopted on July 20, 2021.

“Class A ordinary shares” means the Class A ordinary shares, without par value, of REE, having one vote per share.

“Class B ordinary shares” means the Class B ordinary shares, without par value, of REE, having 10 votes per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Law” means the Israeli Companies Law, 5759-1999.

“Consent Solicitation” means the solicitation of consent from the holders of the consent warrants to approve the Warrant Amendment.

“Depositary” or “Exchange Agent” means Continental Stock Transfer & Trust Company.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means Midnight (end of day), Eastern Time, on September 22, 2022.

“Founders” means Daniel Barel and Ahishay Sardes, the founders of REE.

“Insiders” means the executive officers and directors of 10X Capital.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement, by and among REE, 10X Capital, the Sponsor, the Insiders, and certain REE shareholders, pursuant to which REE has agreed to grant the other parties thereto registration rights in respect of their Class A ordinary shares and certain other REE securities, and whereby the Sponsor, certain shareholders of REE and the Founders, have each agreed, subject to the terms in the Investors’ Rights Agreement, to certain limitations on transferring their ordinary shares.

“IPO” means the initial public offering of units of 10X Capital, which closed on November 27, 2020.

“IRS” means the U.S. Internal Revenue Service.

“ITA” means the Israel Tax Authority.

“Letter of Transmittal and Consent” means the letter of transmittal and consent (as it may be supplemented and amended from time to time) related to the Offer and Consent Solicitation.

“Merger” means the merger of Merger Sub with and into 10X Capital, with 10X Capital surviving the merger and becoming a wholly-owned subsidiary of REE, along with the other transactions contemplated by the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 3, 2021, by and among 10X Capital, REE and Merger Sub, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.

“Merger Sub” means Spark Merger Sub Inc.

“Nasdaq” means the Nasdaq Stock Market.

“NIS” means the Israeli new shekel.

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“Offer” means the opportunity to receive 0.20 Class A ordinary shares in exchange for each of our outstanding public warrants and private placement warrants.

“Offer Period” means the period during which the Offer and Consent Solicitation is open, giving effect to any extension.

“ordinary shares” means the Class A ordinary shares and the Class B ordinary shares, collectively.

“private placement warrants” means the warrants issued to certain parties in a private placement in connection with the closing of the IPO that have not become public warrants under the Warrant Agreement as a result of being transferred to any person other than permitted transferees.

“public warrants” means the warrants (i) sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market) or (ii) initially issued to certain parties in connection with the IPO that have been transferred to any person other than permitted transferees.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsor” means 10X Capital SPAC Sponsor I LLC, a Delaware limited liability company, an initial stockholder of 10X Capital.

“Warrants” means warrants that will entitle the holder thereof to purchase for $11.50 per share one Class A ordinary share.

“Warrant Agreement” means the Warrant Assignment, Assumption and Amended & Restated Agreement, dated as of July 22, 2021, by and between the Company, 10X Capital and Continental Stock Transfer & Trust Company, as warrant agent.

“Warrant Amendment” means the amendment to the Warrant Agreement permitting the Company to require that each outstanding warrant be converted into 0.18 Class A ordinary shares, which is a ratio 10% less than the exchange ratio applicable to the Offer.

SUMMARY

The Offer and Consent Solicitation

This summary provides a brief overview of the key aspects of the Offer and Consent Solicitation. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in or incorporated by reference in this Prospectus/Offer to Exchange or in the documents included as exhibits to the registration statement that contains this Prospectus/Offer to Exchange. Accordingly, you are urged to carefully review this Prospectus/Offer to Exchange in its entirety (including all documents filed as exhibits to the registration statement that contains this Prospectus/Offer to Exchange, which exhibits may be obtained by following the procedures set forth herein in the section entitled “Where You Can Find More Information”).

Summary of the Offer and Consent Solicitation

The Company

We are an automotive technology company whose mission is to be the cornerstone on top of which mobility players can build their dreams of future services, unbound by legacy thinking, as we carry the next generation of electric and autonomous vehicles on a truly modular and scalable platform. We aim to empower global mobility companies to build any size or shape of electric or autonomous vehicle — from Class 1 through Class 6 — for any application and target market. We envision a future where electric vehicles (“EV”) and autonomous vehicles (“AV”) will be “Powered by REE™”.

We are a development stage company actively executing our business plan and establishing strategic collaborations with industry leaders to expand our industry footprint across segments. We are currently developing full vehicle prototypes with REEcorner™ technology, preparing to commence commercial trials of our P7 Platform and developing our currently untested plans to outsource manufacturing and to assemble components at future integration centers. Our products are designed to be operated on either battery or fuel cells and in any drive mode, both human-driven and autonomous while affording full design freedom to our potential customers.

Corporate Contact Information

REE Automotive Ltd. was incorporated on January 16, 2011, as a company limited by shares under the laws of the State of Israel. We are registered under the Israeli Companies Law, 5759-1999 and registered with the Israeli Registrar of Companies under registration number 51-455733-9. REE’s principal executive offices are located at Kibbutz Glil-Yam 4690500, Israel, and our telephone number is +972 (77) 899-5200. Our registered agent for service of process is Puglisi & Associates located at 850 Library Avenue, Newark, Delaware 19711, and its telephone number is +1 (302) 738-6680.

Our website address is https://ree.auto. Information contained on, or that can be accessed through, our website does not constitute a part of this Prospectus/Offer to Exchange and is not incorporated by reference herein. We have included our website in this Prospectus/Offer to Exchange solely for informational purposes. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Warrants that qualify for the Offer

As of September 19, 2022, we had outstanding an aggregate of 15,562,500 warrants, including 10,062,500 public warrants and 5,500,000 private placement warrants. The warrants are governed by the Warrant Agreement, and are each exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustments pursuant to the Warrant Agreement. Pursuant to the Offer, we are offering up to an aggregate of 3,112,500 Class A ordinary shares in exchange for all of the outstanding warrants.

Under the Warrant Agreement, we may call the public warrants for redemption at our option:

•   in whole and not in part;

•   at a price of $0.01 per warrant;

•   upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•   if, and only if, the reported closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending three business days before REE sends the notice of redemption to the warrant holders.

The private placement warrants will not be redeemable by us so long as they are held by 10X Capital SPAC Sponsor I LLC (the “Sponsor”) or any of its permitted transferees. The Sponsor, or any of its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants, including as to exercise price, exercisability and exercise period. If the private warrants are held by someone other than the Sponsor or its permitted transferees, the private warrants will be redeemable by us and exercisable by such holders on the same basis as the public warrants. If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value.

The “fair market value” means the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.

The warrants expire on July 22, 2026, subject to certain terms and conditions.

Market Price of Our Shares	Our Class A ordinary shares and public warrants are listed on Nasdaq under the symbols “REE” and “REEAW” respectively. See “Market Information, Dividends and Related Shareholder Matters.”
The Offer

Each warrant holder who tenders warrants for exchange pursuant to the Offer will receive 0.20 Class A ordinary shares for each warrant so exchanged. No fractional Class A ordinary shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, receive one additional whole Class A ordinary share in lieu of such fractional shares. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants.

Holders of the warrants tendered for exchange will not have to pay any of the exercise price for the tendered warrants in order to receive Class A ordinary shares in the exchange.

The Class A ordinary shares issued in exchange for the tendered warrants will be unrestricted and freely transferable, as long as the holder is not an affiliate of ours and was not an affiliate of ours within the three months prior to the proposed transfer of such shares.

The Offer is being made to all warrant holders except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful (or would require further action in order to comply with applicable securities laws).

The Consent Solicitation

In order to tender warrants in the Offer and Consent Solicitation, holders are required to consent (by executing the Letters of Transmittal and Consent or requesting that their broker or nominee consent on their behalf) to an amendment to the Warrant Agreement governing the warrants as set forth in the Warrant Amendment attached as Annex A. If approved, the Warrant Amendment would permit the Company to require that all warrants that are outstanding upon the closing of the Offer be converted into Class A ordinary shares at a ratio of 0.18 Class A ordinary shares per public warrant (a ratio which is 10% less than the exchange ratio applicable to the Offer). Upon such conversion, no warrants will remain outstanding.

Purpose of the Offer and Consent Solicitation

The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potentially dilutive impact of the warrants, thereby providing us with more flexibility for financing our operations in the future. See “The Offer and Consent Solicitation — Background and Purpose of the Offer and Consent Solicitation.”

Offer Period

The Offer and Consent Solicitation will expire on the Expiration Date, which is Midnight (end of day), Eastern Time, on September 22, 2022, or such later time and date to which we may extend. All warrants tendered for exchange pursuant to the Offer and Consent Solicitation, and all required related paperwork, must be received by the Exchange Agent by the Expiration Date, as described in this Prospectus/Offer to Exchange.

If the Offer Period is extended, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants (and, with respect to the consent warrants, the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See “The Offer and Consent Solicitation — General Terms — Offer Period.”

Amendments to the Offer and Consent Solicitation

We reserve the right at any time or from time to time to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Class A ordinary shares issued for every warrant exchanged or by changing the terms of the Warrant Amendment. If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. See “The Offer and Consent Solicitation — General Terms — Amendments to the Offer and Consent Solicitation.”

Conditions to the Offer and Consent Solicitation

The Offer is subject to customary conditions, including the effectiveness of the registration statement of which this Prospectus/Offer to Exchange forms a part and the absence of any action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer. The Offer is not conditioned upon the receipt of a minimum number of tendered warrants. However, the Consent Solicitation is conditioned upon receiving the consent of holders of at least 50% of the number of the then outstanding public warrants (which is the minimum number required to amend the Warrant Agreement with respect to the public warrants), and the consent of at least 50% of the number of the then outstanding private placement warrants (which is the minimum number required to amend the Warrant Agreement with respect to the private placement warrants). We may waive some of the conditions to the Offer. See “The Offer and Consent Solicitation — General Terms — Conditions to the Offer and Consent Solicitation.”

We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent Solicitation, and will inform warrant holders of such event.

Withdrawal Rights

If you tender your warrants for exchange and change your mind, you may withdraw your tendered warrants (and, with respect to the consent warrants, thereby automatically revoke the related consent to the Warrant Amendment) at any time prior to the Expiration Date, as described in greater detail in the section entitled “The Offer and Consent Solicitation — Withdrawal Rights.” If the Offer Period is extended, you may withdraw your tendered warrants (and, with respect to the consent warrants, thereby automatically revoke the related consent to the Warrant Amendment) at any time until the extended Expiration Date. In addition, tendered warrants that are not accepted by us for exchange by September 22, 2022 may thereafter be withdrawn by you until such time as the warrants are accepted by us for exchange.

Participation by Directors, Executive Officers and Affiliates

An entity affiliated with one of our directors holds warrants and may participate in the Offer. None of our directors, executive officers or affiliates are required to or have indicated that they will participate in the Offer. See “The Offer and Consent Solicitation — Interests of Directors, Executive Officers and Others.”

Federal and State Regulatory Approvals

Other than compliance with the applicable federal and state securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Offer and Consent Solicitation.

Absence of Appraisal or Dissenters’ Rights	Holders of warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.
U.S. Federal Income Tax Consequences of the Offer to U.S. Holders

For a Holder (as defined below in “Material U.S. Federal Income Tax Considerations”) of warrants who participates in the Offer and for any Holders of warrants subsequently exchanged for Class A ordinary shares pursuant to the terms of the Warrant Amendment, we intend to treat such Holder’s exchange of warrants for our Class A ordinary shares as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code pursuant to which (i) such Holder should not recognize any gain or loss on the exchange of warrants for Class A ordinary shares, (ii) such Holder’s aggregate tax basis in our Class A ordinary shares received in the exchange should equal the Holder’s aggregate tax basis in such warrants surrendered in the exchange and (iii) such Holder’s holding period for our Class A ordinary shares received in the exchange should include the Holder’s holding period for the surrendered warrants. However, because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of warrants for our Class A ordinary shares, there can be no assurance in this regard and alternative characterizations are possible by the IRS or a court, including ones that would require Holders to recognize taxable income. If we are or have been a passive foreign investment company (or “PFIC”) during any year in which a Holder owned warrants, such alternative characterizations may result in further adverse consequences under the PFIC rules (described below in “Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”).

Although not free from doubt, if the Warrant Amendment is approved, we intend to treat all warrants not exchanged for Class A ordinary shares in the Offer as having been exchanged for “new” warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which (i) a Holder of such warrants should not recognize any gain or loss on the deemed exchange of warrants for “new” warrants, (ii) such Holder’s aggregate tax basis in the “new” warrants deemed to be received in the exchange should equal the Holder’s aggregate tax basis in such Holder’s existing warrants surrendered in the exchange, and (iii) such Holder’s holding period for the “new” warrants deemed to be received in the exchange should include the Holder’s holding period for the surrendered warrants. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the deemed exchange of warrants for “new” warrants pursuant to the Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require Holders to recognize taxable income. See “Material U.S. Federal Income Tax Considerations.” If we are or have been a PFIC during any year in which a Holder owned warrants, such alternative characterizations may result in further adverse consequences under the PFIC rules (described below in “Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”).

Israeli Tax Consequences of the Offer

We believe that receipt of Class A ordinary shares pursuant to the Offer should generally be treated as a capital gains transaction for Israeli income tax purposes, in which a warrant holder will be treated as having sold such warrants. On that basis, we believe that tendering warrant holders will generally be subject to Israeli withholding tax at the fixed rate of 25% (for individual warrant holders) or 23% (for all other warrant holders) of the value of Class A ordinary shares issued to them in exchange for their warrants pursuant to the Offer, unless the warrant holder is entitled to an exemption or a different withholding rate. We have requested a ruling from the Israel Tax Authority that would confirm that Israeli tax will not need to be withheld from a tendering warrant holder who certifies on the “Declaration of Status for Israeli Income Tax Purposes” included as part of the Letter of Transmittal that the warrant holder (1) holds less than 5% of the outstanding shares of the Company (as applied to the warrants, the Israel Tax Authority may apply this test on an as-exercised basis); (2) is not a resident of Israel for tax purposes; and (3) acquired its warrants on or after the Company’s public registration on Nasdaq in July 2021 or that its warrants were issued in exchange for 10X Capital warrants which were acquired on or after 10X Capital’s initial public offering in November 2020. The Israel Tax Authority has not issued any guidance relating to the exchange of warrants for shares and we cannot assure you that our request will be granted. In such circumstance, we expect that REE may be exposed to liability in the event of a final determination that there is any shortfall in withholding amounts. See “Material Israeli Income Tax Considerations.”

No Recommendation

None of our board of directors, our management, our affiliates, the dealer manager, the Exchange Agent, the information agent or any other person makes any recommendation on whether you should tender or refrain from tendering all or any portion of your warrants or consent to the Warrant Amendment, and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the Offer and Consent Solicitation, please read the section entitled “Risk Factors” beginning on page 8 of this Prospectus/Offer to Exchange.
Exchange Agent	The Depositary and Exchange Agent for the Offer and Consent Solicitation is: Continental Stock Transfer & Trust Company 1 State Street, 30th Floor, New York, New York 10004
Dealer Manager

The dealer manager for the Offer and Consent Solicitation is:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

We have other business relationships with the dealer manager, as described in “The Offer and Consent Solicitation — Dealer Manager.”

Additional Information

We recommend that our warrant holders review the registration statement on Form F-4, of which this Prospectus/Offer to Exchange forms a part, including the exhibits that we have filed with the SEC in connection with the Offer and Consent Solicitation and our other materials that we have filed with the SEC before making a decision on whether to tender for exchange in the Offer and consent to the Warrant Amendment. All reports and other documents we have filed with the SEC can be accessed electronically on the SEC’s website at www.sec.gov.

You should direct (1) questions about the terms of the Offer and Consent Solicitation to the dealer manager at its addresses and telephone number listed above and (2) questions about the exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or Notice of Guaranteed Delivery to the information agent at the below address and phone number:

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, Connecticut 06902
Individuals call toll-free: (800) 662-5200
Banks and Brokerage Firms, please call (203) 658-9400
Email: REE.info@investor.morrowsodali.com

RISK FACTORS

We operate in a market environment that is difficult to predict and that involves significant risks, many of which are beyond our control. You should consider and read carefully all of the risks and uncertainties described below and in our Annual Report, as well as other information included in or incorporated by reference in this Prospectus/Offer to Exchange, including our consolidated financial statements and related notes that are incorporated by reference in this Prospectus/Offer to Exchange, before exchanging your warrants for our Class A ordinary shares. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, our business, financial condition or results of operations could be seriously harmed. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor, if they materialize, also may adversely affect us.

Risks Related to Our Warrants and the Offer to Exchange and Consent Solicitation

The Warrant Amendment, if approved, will allow us to require that all outstanding warrants be exchanged for Class A ordinary shares at a ratio 10% less than the exchange ratio applicable to the Offer.

If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the consent warrants, the Company will have the right to require holders of all warrants that remain outstanding upon the closing of the Offer to exchange each of their warrants for 0.18 Class A ordinary shares. This represents a ratio of Class A ordinary shares per warrant that is 10% less than the exchange ratio applicable to the Offer. Although we intend to require an exchange of all remaining outstanding warrants as a result of the approval of the Warrant Amendment, we would not be required to effect such an exchange and may defer doing so, if ever, until most economically advantageous to us.

Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 50% of the number of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, at least 50% of the number of the then outstanding private placement warrants is required to approve the Warrant Amendment with respect to the private placement warrants. Therefore, one of the conditions to the adoption of the Warrant Amendment is the receipt of the consent of holders of at least 50% of the number of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, 50% of the number of the then outstanding private placement warrants. Parties representing approximately 20.5% of the outstanding public warrants have agreed to tender their warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation, pursuant to the Tender and Support Agreement. Accordingly, if holders of an additional approximately 29.5% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted with respect to the public warrants.

If adopted, we currently intend to require the conversion of all outstanding warrants to Class A ordinary shares as provided in the Warrant Amendment, which would result in the holders of any remaining outstanding warrants receiving approximately 10% fewer shares than if they had tendered their warrants in the Offer.

The exchange of warrants for Class A ordinary shares will increase the number of shares eligible for future resale and result in dilution to our shareholders.

Our warrants may be exchanged for Class A ordinary shares pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders, although there can be no assurance that such warrant exchange will be completed or that all of the holders of the warrants will elect to participate in the Offer. Any warrants remaining outstanding after the exchange likely will be exercised only if the $11.50 per share exercise price is below the market price of our Class A ordinary shares. We also intend to require an exchange of all remaining outstanding warrants assuming the approval of the Warrant Amendment. To the extent such warrants are exchanged following the approval of the Warrant Amendment or exercised, additional Class A ordinary shares will be issued. These issuances of Class A ordinary shares will result in dilution to our shareholders and increase the number of shares eligible for resale in the public market.

We have not obtained a third-party determination that the Offer or the Consent Solicitation is fair to warrant holders.

None of us, our affiliates, the dealer managers, the Exchange Agent or the information agent makes any recommendation as to whether you should exchange some or all of your warrants or, with respect to the consent warrants, consent to the Warrant Amendment. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the warrant holders for purposes of negotiating the Offer or Consent Solicitation or preparing a report concerning the fairness of the Offer or the Consent Solicitation. You must make your own independent decision regarding your participation in the Offer and the Consent Solicitation.

There is no guarantee that tendering your warrants in the Offer will put you in a better future economic position.

We can give no assurance as to the market price of our Class A ordinary shares in the future. If you choose to tender some or all of your warrants in the Offer, future events may cause an increase in the market price of our Class A ordinary shares and warrants, which may result in a lower value realized by participating in the Offer than you might have realized if you did not exchange your warrants. Similarly, if you do not tender your warrants in the Offer, there can be no assurance that you can sell your warrants (or exercise them for Class A ordinary shares) in the future at a higher value than would have been obtained by participating in the Offer. In addition, if the Warrant Amendment is adopted, you may receive fewer shares than if you had tendered your warrants in the Offer. You should consult your own individual financial advisor for assistance on how this may affect your individual situation.

The number of Class A ordinary shares offered in the Offer is fixed and will not be adjusted. The market price of our Class A ordinary shares may fluctuate, and the market price of our Class A ordinary shares when we deliver our Class A ordinary shares in exchange for your warrants could be less than the market price at the time you tender your warrants.

The number of Class A ordinary shares for each warrant accepted for exchange is fixed at the number of shares specified on the cover of this Prospectus/Offer to Exchange and will fluctuate in value if there is any increase or decrease in the market price of our Class A ordinary shares or the warrants after the date of this Prospectus/Offer to Exchange. Therefore, the market price of our Class A ordinary shares when we deliver Class A ordinary shares in exchange for your warrants could be less than the market price of the public warrants at the time you tender your warrants. The market price of our Class A ordinary shares could continue to fluctuate and be subject to volatility during the period of time between when we accept warrants for exchange in the Offer and when we deliver Class A ordinary shares in exchange for warrants, or during any extension of the Offer Period.

We may redeem your unexpired warrants that are not exchanged prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We will have the ability to redeem outstanding warrants (excluding any private placement warrants held by the Sponsor and its affiliates or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, consolidations, combinations, reclassifications and the like) on each of 20 trading days within the 30-trading day period ending three trading days before we send notice of the redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering our Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force a warrant holder: (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, will be substantially less than the market value of your warrants.

The liquidity of the warrants that are not exchanged may be reduced.

If the Warrant Amendment is approved, it is unlikely that any warrants will remain outstanding following the completion of the Offer and Consent Solicitation. See “— The Warrant Amendment, if approved, will allow us to require that all outstanding warrants be exchanged for Class A ordinary shares at a ratio 10% less than the exchange ratio applicable to the Offer.” However, if any unexchanged warrants remain outstanding, then the ability to sell such warrants may become more limited due to the reduction in the number of warrants outstanding upon completion of the Offer and Consent Solicitation. A more limited trading market might adversely affect the liquidity, market price and price volatility of unexchanged warrants. If there continues to be a market for our unexchanged warrants, these securities may trade at a discount to the price at which the securities would trade if the number outstanding were not reduced, depending on the market for similar securities and other factors.

There can be no assurance that the Israel Tax Authority will issue the tax ruling that we have sought or, if issued, what provisions it will contain.

The ITA has not issued any guidance relating to the exchange of warrants for shares. The ITA has indicated in the past that, depending on the specific circumstances of the case, a purchase by a company of its own securities may be classified for Israeli tax purposes as either a sale of securities or a dividend distribution by the company. Based on such ITA guidance, since we expect that the exchange of warrants by us will not be pro rata from all of our warrant holders, and since we have never generated a surplus of earnings, the exchange of warrants by us in the Offer should not be treated as a dividend distribution for Israeli tax purposes. Therefore, we believe that receipt of Class A ordinary shares pursuant to the Offer should generally be treated as a capital gains transaction for Israeli income tax purposes, in which a warrant holder will be treated as having sold such warrants.

We have sought a ruling from the ITA seeking confirmation of aspects of the withholding of Israeli tax and tax treatment of the warrant exchange. There can be no assurance that the ITA will issue the ITA ruling or, if issued, what provisions it will contain. For example, the ITA ruling may approve the use of Declaration Forms for purposes of identifying warrant holders and determining their tax status, but may provide that the final classification of the exchange for Israeli tax purposes will be determined by the relevant tax assessors. In such case, we will take the position that the withholding of Israeli tax on the receipt of Class A ordinary shares pursuant to the Offer should generally be treated as a capital gains transaction for Israeli income tax purposes, in which a warrant holder will be treated as having sold the warrants, as further provided above. The relevant tax assessor may not accept this position and may determine a different, less favorable treatment. In such circumstance, we expect that REE may be exposed to liability in the event of a final determination that there is any shortfall in withholding amounts.

Risks Related to Ownership of the Class A Ordinary Shares and Warrants

The IRS may not agree that REE should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although REE is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Code Section 7874. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because REE is not so created or organized (but is instead incorporated only in Israel), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Code Section 7874 provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Based on the terms of the Merger Agreement and the rules for determining share ownership under Code Section 7874 and the Treasury regulations promulgated under Code Section 7874 (the “Section 7874 Regulations”), REE is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Code Section 7874 after the Merger. However, the application of Code Section 7874 is complex, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. tax laws and regulations with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of REE as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 REE’s status as a foreign corporation for U.S. federal income tax purposes, REE and certain REE shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on REE and future withholding taxes on certain REE shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of Class A ordinary shares and/or warrants would be treated as holders of stock and warrants of a U.S. corporation. See “Material U.S. Federal Income Tax Considerations” for a more detailed discussion.

Code Section 7874 may limit the ability of 10X Capital to use certain tax attributes following the Merger, increase REE’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to REE and REE’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, and after the acquisition the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Code Section 7874 may apply.

If these rules apply to the Merger, REE and certain of REE’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by REE include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

Based on the terms of the Merger Agreement and the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, REE is not expected to be subject to these rules under Code Section 7874 after the Merger. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge whether REE is subject to the above rules or that such a challenge would not be sustained by a court.

However, even if REE is not subject to the above adverse consequences under Section 7874, REE may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If REE were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of REE attributable to the Merger for purposes of determining the Section 7874 Percentage (as defined below in “Material U.S. Federal Income Tax Considerations”) of that subsequent acquisition, making it more likely that Code Section 7874 will apply to such subsequent acquisition. See “Material U.S. Federal Income Tax Considerations” for a more detailed discussion.

There is substantial risk that we were a PFIC for 2021 and we may be a PFIC for 2022 or future taxable years, and U.S. Holders who held Class A ordinary shares and/or warrants at any time while we were a PFIC may suffer adverse U.S. tax consequences as a result.

A non-U.S. corporation generally will be treated as a “passive foreign investment company,” or a PFIC, for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income) or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of REE and its subsidiaries, there is a substantial risk that REE was a PFIC for U.S. federal income tax purposes for 2021, and REE may be a PFIC for U.S. federal income tax purposes for 2022 or future taxable years. This is a factual determination that depends on, among other things, the composition of REE’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus a complete determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether REE will be a PFIC in 2022 or any future taxable year. In addition, REE’s U.S. counsel expresses no opinion with respect to REE’s PFIC status for 2021, 2022, or future taxable years.

If REE is a PFIC for any taxable year, a U.S. Holder who held Class A ordinary shares and/or warrants at any time while REE was a PFIC may be subject to adverse tax consequences and may incur certain information reporting obligations for each year in which Class A ordinary shares or warrants are held. Although our PFIC status is determined annually, we will generally continue to be treated as a PFIC in subsequent years in the case of a U.S. Holder who held our Class A ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. Under proposed Treasury regulations, these rules may also apply if we were a PFIC during any taxable year in which the U.S. Holder held warrants.

Under the PFIC rules, unless such U.S. Holder is eligible to make (and validly makes) certain elections which may be available under the Code (which election could itself have adverse consequences for such U.S. Holder), such U.S. Holder may be subject to U.S. federal income tax at the then prevailing maximum rates on ordinary income and possibly an “interest” charge, in respect of “excess distributions” and any gain from the disposition of Class A ordinary shares and/or warrants, as if the excess distribution or gain had been recognized ratably over such U.S. Holder’s holding period of the Class A ordinary shares and/or warrants. Certain elections (including a qualified electing fund election (or a QEF election) or a mark-to-market election) that may be available to U.S. Holders of Class A ordinary shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, however, are not available with respect to the warrants, and U.S. Holders of warrants who exchange warrants for Class A ordinary shares may not benefit from a QEF election if we were a PFIC during any period in which such Holder held warrants unless the Holder makes a “deemed sale” election to recognize gain. Additionally, there can be no assurance that REE will have timely knowledge of its status as a PFIC in the future or that REE will timely provide information that would be required in order for a U.S. Holder to make a QEF election. See “Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules” for further discussion. U.S. Holders of Class A ordinary shares and/or warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to REE and the ownership of Class A ordinary shares and/or warrants.

THE OFFER AND CONSENT SOLICITATION

Participation in the Offer and Consent Solicitation involves a number of risks, including, but not limited to, the risks identified in the section entitled “Risk Factors.” Warrant holders should carefully consider these risks and are urged to speak with their personal legal, financial, investment and/or tax advisor as necessary before deciding whether or not to participate in the Offer and Consent Solicitation. In addition, we strongly encourage you to read this Prospectus/Offer to Exchange in its entirety, and the information and documents that have been included herein, before making a decision regarding the Offer and Consent Solicitation.

General Terms

Until the Expiration Date, we are offering to holders of our warrants the opportunity to receive 0.20 Class A ordinary shares in exchange for each warrant they hold. Holders of the warrants tendered for exchange will not have to pay any of the exercise price for the tendered warrants in order to receive Class A ordinary shares pursuant to the Offer. Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants.

No fractional Class A ordinary shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, receive one additional whole Class A ordinary share in lieu of such fractional shares.

As part of the Offer, we are also soliciting from the holders of the public warrants their consent to the Warrant Amendment, which, if approved, will permit the Company to require that all warrants outstanding upon completion of the Offer be converted into Class A ordinary shares at a ratio of 0.18 Class A ordinary shares per warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer. The Warrant Amendment will permit us to eliminate all of the warrants that remain outstanding after the Offer is consummated. A copy of the Warrant Amendment is attached hereto as Annex A. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 50% of the number of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants, the consent of holders of at least 50% of the number of the then outstanding private placement warrants is required to amend the Warrant Agreement.

Holders who tender consent warrants for exchange in the Offer will automatically be deemed, without any further action, to have given their consent to approval of the Warrant Amendment (effective upon our acceptance of the tendered warrants). The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the warrants.

You cannot tender any consent warrants for exchange in the Offer without giving your consent to the Warrant Amendment. Thus, before deciding whether to tender any consent warrants, you should be aware that a tender of warrants may result in the approval of the Warrant Amendment.

The Offer and Consent Solicitation is subject to the terms and conditions contained in this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent.

You may tender some or all of your warrants into the Offer.

If you elect to tender warrants in the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent.

If you tender warrants, you may withdraw your tendered warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions herein. In addition, warrants that are not accepted by us for exchange by September 22, 2022 may thereafter be withdrawn by you until such time as the warrants are accepted by us for exchange.

Corporate Information

REE was incorporated on January 16, 2011, as a company limited by shares under the laws of the State of Israel. REE is registered under the Israeli Companies Law, 5759-1999 and registered with the Israeli Registrar of Companies under registration number 51-455733-9. REE’s principal executive offices are located at Kibbutz

Glil-Yam 4690500, Israel, and our telephone number is +972 (77) 899-5200. Our registered agent for service of process is Puglisi & Associates located at 850 Library Avenue, Newark, Delaware 19711, and its telephone number is +1 (302) 738-6680.

Our website address is https://ree.auto. Information contained on, or that can be accessed through, our website does not constitute a part of this Prospectus/Offer to Exchange and is not incorporated by reference herein. We have included our website in this Prospectus/Offer to Exchange solely for informational purposes. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system. Our Class A ordinary shares and public warrants trade on Nasdaq under the symbols “REE” and “REEAW,” respectively.

Warrants Subject to the Offer

The warrants were issued in connection with the IPO. Each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The public warrants are quoted on Nasdaq under the symbol “REEAW.”

As of September 19, 2022, 15,562,500 warrants were outstanding, consisting of 10,062,500 public warrants and 5,500,000 private placement warrants. Pursuant to the Offer, we are offering up to an aggregate of 3,112,500 Class A ordinary shares in exchange for the warrants.

Offer Period

The Offer and Consent Solicitation will expire on the Expiration Date, which is Midnight (end of day), Eastern Time, on September 22, 2022, or such later time and date to which we may extend. We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance that we will exercise our right to extend the Offer Period. During any extension, all warrant holders who previously tendered warrants will have a right to withdraw such previously tendered warrants until the Expiration Date, as extended. If we extend the Offer Period, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Upon any such withdrawal, we are required by Rule 13e-4(f)(5) under the Exchange Act to promptly return the tendered warrants. We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.

At the expiration of the Offer Period, the current terms of the warrants will continue to apply to any unexchanged warrants, or the amended terms if the Warrant Amendment is approved, until the warrants expire on July 22, 2026.

Amendments to the Offer and Consent Solicitation

We reserve the right at any time or from time to time, to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Class A ordinary shares issued for every warrant exchanged or by changing the terms of the Warrant Amendment.

If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.

If we increase or decrease the exchange ratio of our Class A ordinary shares issuable in exchange for a warrant, the amount of warrants sought for tender or the dealer manager’s soliciting fee, and the Offer and Consent Solicitation is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease, then we will extend the Offer and Consent Solicitation until the expiration of that ten business day period.

Other material amendments to the Offer and Consent Solicitation may require us to extend the Offer and Consent Solicitation for a minimum of five business days.

Partial Exchange Permitted

Our obligation to complete the Offer is not conditioned on the receipt of a minimum number of tendered warrants. If you choose to participate in the Offer, you may tender less than all of your warrants pursuant to the terms of the Offer. No fractional Class A ordinary shares will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, receive one additional whole Class A ordinary share in lieu of such fractional shares.

Conditions to the Offer and Consent Solicitation

The Offer and Consent Solicitation are conditioned upon the following:

•        the registration statement, of which this Prospectus/Offer to Exchange forms a part, shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceeding seeking a stop order;

•        no action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, shall have been threatened, instituted or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the tender of some or all of the warrants pursuant to the Offer or otherwise relates in any manner to the Offer;

•        there shall not have been any action threatened, instituted, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or Consent Solicitation or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might, directly or indirectly, (i) make the acceptance for exchange of, or exchange for, some or all of the warrants illegal or otherwise restrict or prohibit completion of the Offer or Consent Solicitation, or (ii) delay or restrict our ability, or render us unable, to accept for exchange or exchange some or all of the warrants; and

•        there shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities in the U.S. or Israeli securities or financial markets; (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or Israel; (iii) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative authority, agency or instrumentality, domestic or foreign, or other event that, in our reasonable judgment, would or would be reasonably likely to affect the extension of credit by banks or other lending institutions; or (iv) a natural disaster, a significant worsening of the ongoing COVID-19 pandemic, an outbreak of a pandemic or contagious disease other than COVID-19, or a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against Israel, the United States or their respective citizens.

The Consent Solicitation is conditioned on our receiving the consent of holders of at least 50% of the number of the then outstanding public warrants (which is the minimum number required to amend the Warrant Agreement with respect to the public warrants), and the consent of at least 50% of the number of the then outstanding private placement warrants to approve the Warrant Amendment (which is the minimum number required to amend the Warrant Agreement with respect to the private placement warrants).

We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is effective. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent Solicitation, and will inform warrant holders of such event. If we extend the

Offer Period, we will make a public announcement of such extension and the new Expiration Date by no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

In addition, as to any warrant holder, the Offer and Consent Solicitation is conditioned upon such warrant holder desiring to tender warrants in the Offer delivering to the Exchange Agent in a timely manner the holder’s warrants to be tendered and any other required paperwork, all in accordance with the applicable procedures described in this Prospectus/Offer to Exchange and set forth in the Letter of Transmittal and Consent.

The foregoing conditions are solely for our benefit, and we may assert one or more of the conditions regardless of the circumstances giving rise to any such conditions. We may also, in our sole and absolute discretion, waive these conditions in whole or in part, subject to the potential requirement to disseminate additional information and extend the Offer Period. The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the Expiration Date.

We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered warrants (and, with respect to the consent warrants, the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.

Israeli Tax Withholding; Sale of Shares by Exchange Agent

The gross proceeds payable to an exchanging warrant holder in the Offer, equal to the value of the Class A ordinary shares issued to such holder in exchange for warrants, generally will be subject to Israeli withholding tax at the rate of 25% of the shareholder’s gross proceeds (for individual warrant holders) or 23% (for all other warrant holders). We have requested a ruling from the ITA which, if obtained, would confirm the following with respect to the withholding of Israeli tax in the Offer. Based on the ITA ruling, if obtained, if a warrant holder tenders its warrants, the Exchange Agent would be required to withhold (through the Company or a withholding agent appointed by the Company) Israeli tax at the applicable rate of the value of Class A ordinary shares issued to the warrant holder in exchange for its warrants pursuant to the Offer, unless such holder complies with the applicable procedures set forth in the Letter of Transmittal and Consent as further described under “Material Israeli Income Tax Considerations — Israeli Withholding Tax” below.

If the Exchange Agent is required to withhold Israeli tax, it will withhold (through the Company or a withholding agent appointed by the Company) such tax at the applicable prescribed rate (or not withhold, if such warrant holder is entitled to a full exemption) and will be entitled to sell an applicable number of Class A ordinary shares to satisfy such tax withholding requirement, in which case the number of Class A ordinary shares that the holder will receive in exchange for its warrants will be reduced accordingly.

No Recommendation; Warrant Holder’s Own Decision

None of our affiliates, directors, officers or employees, or the information agent, the Exchange Agent or the dealer manager for the Offer and Consent Solicitation, is making any recommendations to any warrant holder as to whether to exchange their warrants and deliver their consent to the Warrant Amendment. Each warrant holder must make its own decision as to whether to tender warrants for exchange pursuant to the Offer and, with respect to the consent warrants, consent to the amendment of the Warrant Agreement pursuant to the Consent Solicitation.

Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment

Issuance of Class A ordinary shares upon exchange of warrants pursuant to the Offer and acceptance by us of warrants for exchange pursuant to the Offer and providing your consent to the Warrant Amendment will be made only if warrants are properly tendered pursuant to the procedures described below and set forth in the Letter of

Transmittal and Consent. A tender of warrants pursuant to such procedures, if and when accepted by us, will constitute a binding agreement between the tendering holder of warrants and us upon the terms and subject to the conditions of the Offer and Consent Solicitation. The proper tender of your consent warrants will constitute a consent to the Warrant Amendment with respect to each consent warrant tendered.

A tender of warrants made pursuant to any method of delivery set forth herein will also constitute an agreement and acknowledgement by the tendering warrant holder that, among other things: (i) the warrant holder agrees to exchange the tendered warrants on the terms and conditions set forth in this Prospectus/Offer to Exchange and Letter of Transmittal and Consent, in each case as may be amended or supplemented prior to the Expiration Date; (ii) the warrant holder consents to the Warrant Amendment; (iii) the Offer is discretionary and may be extended, modified, suspended or terminated by us as provided herein; (iv) such warrant holder is voluntarily participating in the Offer; (v) the future value of our warrants is unknown and cannot be predicted with certainty; and (vi) such warrant holder has read this Prospectus/Offer to Exchange, Letter of Transmittal and Consent and Warrant Amendment.

Registered Holders of Warrants; Beneficial Owners of Warrants

For purposes of the tender procedures set forth below, the term “registered holder” means any person in whose name warrants are registered on our books or who is listed as a participant in a clearing agency’s security position listing with respect to the warrants.

Persons whose warrants are held through a direct or indirect participant of The Depository Trust Company (“DTC”), such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those warrants but are “beneficial owners.” Beneficial owners cannot directly tender warrants for exchange pursuant to the Offer. Instead, a beneficial owner must instruct its broker, dealer, commercial bank, trust company or other financial intermediary to tender warrants for exchange on behalf of the beneficial owner. See “Required Communications by Beneficial Owners.”

Tendering Private Placement Warrants Using Letter of Transmittal and Consent

A registered holder of private placement warrants may tender warrants for exchange using a Letter of Transmittal and Consent in the form provided by us with this Prospectus/Offer to Exchange. A Letter of Transmittal is to be used only if delivery of private placement warrants is to be made by book-entry transfer to the Exchange Agent’s account at DTC pursuant to the procedures set forth in “— Tendering Warrants Using Book-Entry Transfer”; provided, however, that it is not necessary to execute and deliver a Letter of Transmittal and Consent if instructions with respect to the tender of such private placement warrants through DTC’s Automated Tender Offer Program (“ATOP”). If you are a registered holder of private placement warrants, unless you intend to tender those private placement warrants through ATOP, you should complete, execute and deliver a Letter of Transmittal and Consent to indicate the action you desire to take with respect to the Offer and Consent Solicitation.

In order for private placement warrants to be properly tendered for exchange pursuant to the Offer using a Letter of Transmittal and Consent, the registered holder of the private placement warrants being tendered must ensure that the Exchange Agent receives the following: (i) a properly completed and duly executed Letter of Transmittal and Consent, in accordance with the instructions of the Letter of Transmittal and Consent (including any required signature guarantees); (ii) delivery of the private placement warrants by book-entry transfer to the Exchange Agent’s account at DTC; and (iii) any other documents required by the Letter of Transmittal and Consent.

In the Letter of Transmittal and Consent, the tendering registered private placement warrant holder must set forth: (i) its name and address; (ii) the number of private placement warrants being tendered by the holder for exchange; and (iii) certain other information specified in the form of Letter of Transmittal and Consent.

In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” See “— Signature Guarantees.”

If the Letter of Transmittal and Consent is signed by someone other than the registered holder of the tendered private placement warrants (for example, if the registered holder has assigned the private placement warrants to a third-party), or if our Class A ordinary shares to be issued upon exchange of the tendered private placement warrants are to be issued in a name other than that of the registered holder of the tendered private placement warrants, the tendered private placement warrants must be properly accompanied by appropriate assignment documents, in either case signed exactly as the name(s) of the registered holder(s) appear on the private placement warrants, with the signature(s) on the private placement warrants or assignment documents guaranteed by an Eligible Institution.

Any private placement warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of Class A ordinary shares in exchange for such private placement warrants as part of the completion of the Offer.

Signature Guarantees

In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.

Signatures on the Letter of Transmittal and Consent need not be guaranteed by an Eligible Institution if (i) the Letter of Transmittal and Consent is signed by the registered holder of the private placement warrants tendered therewith exactly as the name of the registered holder appears on such warrants and such holder has not completed the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” in the Letter of Transmittal and Consent; or (ii) such private placement warrants are tendered for the account of an Eligible Institution. In all other cases, an Eligible Institution must guarantee all signatures on the Letter of Transmittal and Consent by completing and signing the table in the Letter of Transmittal and Consent entitled “Guarantee of Signature(s).”

Required Communications by Beneficial Owners

Persons whose warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those warrants, but are “beneficial owners,” and must instruct the broker, dealer, commercial bank, trust company or other financial intermediary to tender warrants on their behalf.

Tendering Warrants Using Book-Entry Transfer

To participate in the Offer and Consent Solicitation, holders of public warrants must comply with DTC’s ATOP procedures described below.

In addition, either:

•        the Exchange Agent must receive, prior to the Expiration Date a properly transmitted Agent’s Message (as defined herein); or

•        the Exchange Agent must receive, prior to the Expiration Date, as applicable, a timely confirmation of book-entry transfer of such public warrants into the Exchange Agent’s account at DTC according to the procedure for book-entry transfer described below.

Tenders of warrants pursuant to the procedures described above, and acceptance therefore by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the Offer and Consent Solicitation, which agreement will be governed by the laws of the State of New York.

No documents should be sent to us, the Dealer Manager or the Information Agent. Delivery of an Agent’s Message through ATOP is at the election and risk of the person delivering or transmitting, and delivery will be deemed made only when actually received by the Exchange Agent.

By tendering warrants pursuant to the Offer, you will be deemed to have agreed that the delivery and surrender of the warrants is not effective, and the risk of loss of the warrants does not pass to the Exchange Agent, until receipt by the Exchange Agent of the items listed above together with all accompanying evidences of authority and any other required documents in form satisfactory to us. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent at or prior to the Expiration Date.

By tendering warrants pursuant to the Offer, you will be deemed to have made the representations and warranties set forth herein, including that you have full power and authority to tender, sell, exchange, assign and transfer the warrants tendered hereby, and that when such warrants are accepted for exchange by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. You will also be deemed to have agreed to, upon request, execute and delivery any additional documentation deemed by the Exchange Agent or by us to be necessary or desirable to complete the sale, assignment and transfer of the warrants tendered hereby.

The Exchange Agent has established an account for the warrants at DTC for purposes of the Offer and Consent Solicitation. Any financial institution that is a participant in DTC’s system may make book-entry delivery of warrants by causing DTC to transfer such warrants into the Exchange Agent’s account in accordance with ATOP. However, even though delivery of warrants may be effected through book-entry transfer into the Exchange Agent’s account at DTC, an “Agent’s Message” as described in the next paragraph, and any other required documentation, must in any case also be transmitted to and received by the Exchange Agent at its address set forth in this Prospectus/Offer to Exchange prior to the Expiration Date, or the guaranteed delivery procedures described under “— Guaranteed Delivery Procedures” must be followed.

DTC participants desiring to tender warrants for exchange pursuant to the Offer may do so through ATOP, and in that case the participant need not complete, execute and deliver a Letter of Transmittal and Consent, and holders of public warrants desiring to tender warrants for exchange pursuant to the Offer must do so through ATOP. DTC will verify the acceptance and execute a book-entry delivery of the tendered warrants to the Exchange Agent’s account at DTC. DTC will then send an “Agent’s Message” to the Exchange Agent for acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer and Consent Solicitation as set forth in this document, and we may enforce such agreement against such participant. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the warrants for exchange that such participant has received and agrees to be bound by the terms of the Offer and Consent Solicitation as set forth in this Prospectus/Offer to Exchange, and that we may enforce such agreement against the participant.

Any warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of Class A ordinary shares in exchange for such warrants as part of the completion of the Offer.

Book-Entry Delivery Procedures for Tendering Warrants Held with DTC

To tender warrants on your behalf by a nominee with DTC, you must:

•        inform your nominee of your interest in tendering you warrant pursuant to the Offer and Consent Solicitation; and

•        instruct your nominee to tender all warrants you wish to be tendered in the Offer and Consent Solicitation into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer at or prior to the Expiration Date.

Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender warrants by effecting a book-entry transfer of warrants to be tendered in the Offer and Consent Solicitation into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of such Offer and Consent Solicitation through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an Agent’s Message to the Exchange Agent. An “Agent’s Message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”), tendering warrants that the participant has received and that we may enforce the agreement against the participant. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Delivery of a Letter of Transmittal and Consent or any other required documentation to DTC does not constitute delivery to the Exchange Agent. See “— Timing and Manner of Deliveries.”

Guaranteed Delivery Procedures

If a registered holder of warrants desires to tender its warrants for exchange pursuant to the Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date, the holder can still tender its warrants if all the following conditions are met:

•        the tender is made by or through an Eligible Institution;

•        the Exchange Agent receives by hand, mail, overnight courier, facsimile or electronic mail transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Prospectus/Offer to Exchange, with signatures guaranteed by an Eligible Institution; and

•        a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all warrants delivered electronically, together with a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in accordance with ATOP), and any other documents required by the Letter of Transmittal and Consent, must be received by the Exchange Agent within two days that Nasdaq is open for trading after the date the Exchange Agent receives such Notice of Guaranteed Delivery.

In any case where the guaranteed delivery procedure is utilized for the tender of warrants pursuant to the Offer, the issuance of Class A ordinary shares for those warrants tendered for exchange pursuant to the Offer and accepted pursuant to the Offer will be made only if the Exchange Agent has timely received the applicable foregoing items.

Timing and Manner of Deliveries

UNLESS THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE ARE FOLLOWED, WARRANTS WILL BE PROPERLY TENDERED ONLY IF, BY THE EXPIRATION DATE, THE EXCHANGE AGENT RECEIVES SUCH WARRANTS BY BOOK-ENTRY TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT OR AN AGENT’S MESSAGE.

ALL DELIVERIES IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION, INCLUDING ANY LETTER OF TRANSMITTAL AND CONSENT AND THE TENDERED WARRANTS, MUST BE MADE TO THE EXCHANGE AGENT. NO DELIVERIES SHOULD BE MADE TO US. ANY DOCUMENTS DELIVERED TO US WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDERS. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED (PROPERLY INSURED). IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Determination of Validity

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tender of warrants will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders of warrants that we determine are not in proper form or reject tenders of warrants that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of any particular warrant, whether or not similar defects or irregularities are waived in the case of other tendered warrants. Neither we nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability for failure to give any such notice.

Fees and Commissions

Tendering warrant holders who tender warrants directly to the Exchange Agent will not be obligated to pay any charges or expenses of the Exchange Agent, the dealer manager or any brokerage commissions. Beneficial owners who hold warrants through a broker or bank should consult that institution as to whether or not such institution will charge the owner any service fees in connection with tendering warrants on behalf of the owner pursuant to the Offer and Consent Solicitation.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of warrants to us in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include (i) if our Class A ordinary shares are to be registered or issued in the name of any person other than the person signing the Letter of Transmittal and Consent, or (ii) if tendered warrants are registered in the name of any person other than the person signing the Letter of Transmittal and Consent. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the warrants tendered by such holder.

Withdrawal Rights

By tendering warrants for exchange, a holder will be deemed to have validly delivered its consent to the Warrant Amendment. Tenders of warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Consents to the Warrant Amendment in connection with the Consent Solicitation may be revoked at any time before the Expiration Date by withdrawing the tender of your consent warrants. A valid withdrawal of tendered consent warrants before the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Warrant Amendment. Tenders of warrants and consent to the Warrant Amendment may not be withdrawn after the Expiration Date. If the Offer Period is extended, you may withdraw your tendered warrants at any time until the expiration of such extended Offer Period. After the Offer Period expires, such tenders are irrevocable, provided, however, that warrants that are not accepted by us for exchange by September 22, 2022 may thereafter be withdrawn by you until such time as the warrants are accepted by us for exchange.

To be effective, a written notice of withdrawal must be timely received by the Exchange Agent at its address identified in this Prospectus/Offer to Exchange. Any notice of withdrawal must specify the name of the person who tendered the warrants for which tenders are to be withdrawn and the number of warrants to be withdrawn. If the warrants to be withdrawn have been delivered to the Exchange Agent, a signed notice of withdrawal must be submitted prior to release of such warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering warrant holder). A withdrawal may not be cancelled, and warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer and Consent Solicitation. However, warrants for which tenders are withdrawn may be tendered again by following one of the procedures described above in the section entitled “— Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment” at any time prior to the Expiration Date.

A beneficial owner of warrants desiring to withdraw tendered warrants previously delivered through DTC should contact the DTC participant through which such owner holds its warrants. In order to withdraw warrants previously tendered, a DTC participant may, prior to the Expiration Date, withdraw its instruction by (i) withdrawing its acceptance through DTC’s Participant Tender Offer Program (“PTOP”) function, or (ii) delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant’s name appears on its transmission through the PTOP function to which such withdrawal relates. If the tender being withdrawn was made through ATOP, it may only be withdrawn through PTOP, and not by hard copy delivery of withdrawal instructions. A DTC participant may withdraw a tendered warrant only if such withdrawal complies with the provisions described in this paragraph.

A holder who tendered its warrants other than through DTC should send written notice of withdrawal to the Exchange Agent specifying the name of the warrant holder who tendered the warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution, as described above in the section entitled “— Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment — Signature Guarantees”; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior warrant tender will be effective upon receipt of the notice of withdrawal by the Exchange Agent. Selection of the method of notification is at the risk of the warrant holder, and notice of withdrawal must be timely received by the Exchange Agent.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding. Neither we nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

Acceptance for Issuance of Shares

Upon the terms and subject to the conditions of the Offer and Consent Solicitation, we will accept for exchange warrants validly tendered until the Expiration Date, which is Midnight (end of day), Eastern Time, on September 22, 2022, or such later time and date to which we may extend. Our Class A ordinary shares to be issued upon exchange of warrants pursuant to the Offer, along with written notice from Exchange Agent confirming the balance of any warrants not exchanged, will be delivered promptly following the Expiration Date. In all cases, warrants will only be accepted for exchange pursuant to the Offer after timely receipt by the Exchange Agent of (i) book-entry delivery of the tendered warrants, (ii) a properly completed and duly executed Letter of Transmittal and Consent, or compliance with ATOP where applicable, (iii) any other documentation required by the Letter of Transmittal and Consent, and (iv) any required signature guarantees.

For purposes of the Offer and Consent Solicitation, we will be deemed to have accepted for exchange warrants that are validly tendered and for which tenders are not withdrawn, unless we give written notice to the warrant holder of our non-acceptance.

Announcement of Results of the Offer and Consent Solicitation

We will announce the final results of the Offer and Consent Solicitation, including whether all of the conditions to the Offer and Consent Solicitation have been satisfied or waived and whether we will accept the tendered warrants for exchange, as promptly as practicable following the end of the Offer Period. The announcement will be made by a press release and by amendment to the Schedule TO we will file with the SEC in connection with the Offer and Consent Solicitation.

Background and Purpose of the Offer and Consent Solicitation

Our board of directors approved the Offer and Consent Solicitation on August 25, 2022. The purpose of the Offer and Consent Solicitation is to attempt to simplify our capital structure and reduce the potentially dilutive impact of the warrants, thereby providing us with more flexibility for financing our operations in the future. The warrants that are tendered for exchange pursuant to the Offer will be retired and cancelled automatically upon the issuance of Class A ordinary shares in exchange for such warrants pursuant to the Offer.

Agreements, Regulatory Requirements and Legal Proceedings

Other than as set forth under the sections entitled “The Offer and Consent Solicitation — Interests of Directors, Executive Officers and Others,” there are no present or proposed agreements, arrangements, understandings or relationships between us, and any of our directors, executive officers, affiliates or any other person relating, directly or indirectly, to the Offer and Consent Solicitation or to our securities that are the subject of the Offer and Consent Solicitation.

Except for the requirements of applicable federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or federal or state regulatory approvals to be obtained by us in connection with the Offer and Consent Solicitation. There are no antitrust laws applicable to the Offer and Consent Solicitation. The margin requirements under Section 7 of the Exchange Act, and the related regulations thereunder, are inapplicable to the Offer and Consent Solicitation.

There are no pending legal proceedings relating to the Offer and Consent Solicitation.

Interests of Directors, Executive Officers and Others

We do not beneficially own any of the warrants. Certain of our directors, executive officers and affiliates hold warrants as outlined in the table below. Parties representing approximately 20.5% of the outstanding public warrants have agreed pursuant to the Tender and Support Agreement to tender their public warrants pursuant to the Offer, provided that each such party shall make such tender and consent conditioned on there being no amendment to the terms of the Offer as described in this Prospectus/Offer to Exchange that is materially adverse to such holder. None of such holders will receive any benefit by virtue of participation in the Offer or Consent Solicitation that is not shared on a pro rata basis with holders of the outstanding warrants exchanged pursuant to the Offer. None of our directors, executive officers or affiliates are required to or have indicated that they will participate in the Offer.

The following table lists the warrants beneficially owned by our directors, executive officers and affiliates as of September 19, 2022:

Name	Aggregate Number of Warrants Beneficially Owned	Percentage of Warrants Beneficially Owned(1)
Hans Thomas(2)	1,987,749	12.8%

____________

(1)      Based on 15,562,500 warrants outstanding as of September 19, 2022.

(2)      Consists of warrants held by 10X LLC. Mr. Thomas has investment and voting discretion with respect to such warrants.

MARKET INFORMATION, DIVIDENDS AND RELATED SHAREHOLDER MATTERS

Market Information of Class A ordinary shares and Public Warrants

Our Class A ordinary shares and public warrants are listed on Nasdaq under the symbols “REE” and “REEAW,” respectively. As of September 19, 2022, 240,516,380 Class A ordinary shares and 15,562,500 warrants were outstanding, consisting of 10,062,500 public warrants and 5,500,000 private placement warrants.

As of September 19, 2022, there were approximately 46 holders of record of our Class A ordinary shares, one holder of record of our public warrants and eight holders of record of our private placement warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Dividends

We have never declared or paid any cash dividends on our Class A ordinary shares. We currently intend to retain any future earnings to finance operations and to expand our business and, therefore, do not expect to pay any cash dividends in the foreseeable future.

Source and Amount of Funds

Because this transaction is an offer to holders to exchange their existing warrants for our Class A ordinary shares, there is no source of funds or other cash consideration being paid by us to, or to us from, those tendering warrant holders pursuant to the Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Offer and Consent Solicitation, including the payment of any fees, expenses and other related amounts incurred in connection with the transactions will be approximately $1,750,000. We expect to have sufficient funds to complete the transactions contemplated by the Offer and Consent Solicitation and to pay fees, expenses and other related amounts from our cash on hand.

Exchange Agent

Continental Stock Transfer & Trust Company has been appointed the Exchange Agent for the Offer and Consent Solicitation. The Letter of Transmittal and Consent and all correspondence in connection with the Offer should be sent or delivered by each holder of the private placement warrants, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

Morrow Sodali LLC has been appointed as the information agent for the Offer and Consent Solicitation, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offer to Exchange or the Letter of Transmittal and Consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange.

Dealer Manager

We have retained BofA Securities, Inc. (“BofA”) to act as dealer manager in connection with the Offer and Consent Solicitation and will pay the dealer manager a customary fee as compensation for its services. We will also reimburse the dealer manager for certain expenses. The obligations of the dealer manager to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws. Questions about the terms of the Offer or Consent Solicitation may be directed to the dealer manager at its address and telephone number set forth on the back cover page of this Prospectus/Offer to Exchange.

The dealer manager and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The dealer manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the dealer manager and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The dealer manager and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In the ordinary course of its business, the dealer manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in securities of the Company, including warrants, and, to the extent that the dealer manager or its affiliates own warrants during the Offer and Consent Solicitation, they may tender such warrants under the terms of the Offer and Consent Solicitation.

Fees and Expenses

The expenses of soliciting tenders of the warrants and the Consent Solicitation will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer manager and the information agent, as well as by our officers and other employees and affiliates.

You will not be required to pay any fees or commissions to us, the dealer manager, the Exchange Agent or the information agent in connection with the Offer and Consent Solicitation. If your warrants are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your warrants on your behalf, your broker or other nominee may charge you a commission or service fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Transactions and Agreements Concerning Our Securities

Other than as set forth below and (i) in the section of this Prospectus/Offer to Exchange entitled “Description of Share Capital and Articles of Association” and (ii) as set forth in REE’s Amended and Restated Articles, there are no agreements, arrangements or understandings between the Company, or any of our directors or executive officers, and any other person with respect to our securities that are the subject of the Offer and Consent Solicitation.

Neither we, nor any of our directors, executive officers or controlling persons, or any executive officers, directors, managers or partners of any of our controlling persons, has engaged in any transactions in our warrants in the last 60 days.

Tender and Support Agreement

Parties representing approximately 20.5% of the outstanding public warrants have agreed to tender their public warrants in the Offer and consent to the Warrant Amendment in the Consent Solicitation pursuant to the Tender and Support Agreement.

Therefore, if holders of an additional approximately 29.5% of the outstanding public warrants consent to the Warrant Amendment in the Consent Solicitation, and the other conditions described herein are satisfied or waived, then the Warrant Amendment will be adopted with respect to the public warrants.

Registration Under the Exchange Act

The public warrants currently are registered under the Exchange Act. This registration may be terminated upon application by us to the SEC if there are fewer than 300 record holders of the public warrants. We currently do not intend to terminate the registration of the public warrants, if any, that remain outstanding after completion of the

Offer and Consent Solicitation. Notwithstanding any termination of the registration of our public warrants, we will continue to be subject to the reporting requirements under the Exchange Act as a result of the continuing registration of our Class A ordinary shares.

Accounting Treatment

We will account for the exchange of warrants by remeasuring the warrants to fair value immediately prior to the exchange, and then by recording a debit to our liability classified warrants and a credit to additional paid in capital. The Offer will not modify the current accounting treatment for the un-exchanged warrants.

Absence of Appraisal or Dissenters’ Rights

Holders of the warrants do not have any appraisal or dissenters’ rights under applicable law in connection with the Offer and Consent Solicitation.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below, and collectively, “Holders”) of the receipt of Class A ordinary shares in exchange for warrants pursuant to the Offer or the terms of the Warrants Amendment, of the Warrant Amendment of warrants not exchanged for Class A ordinary shares in the Offer, and of the ownership and disposition of our Class A ordinary shares received in exchange for warrants pursuant to the Offer or pursuant to the terms of the Warrant Amendment. This section applies only to Holders that hold their warrants and, upon the exchange of the warrants pursuant to the Offer, Class A ordinary shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).

This discussion is included for general informational purposes only, does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a Holder, and does not constitute, and is not, a tax opinion for or tax advice to any particular Holder. This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to Holders that are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules with respect to our Class A ordinary shares or warrants;

•        persons required to accelerate the recognition of any item of gross income with respect to our Class A ordinary shares or warrants as a result of such income being recognized on an applicable financial statement;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        mutual funds;

•        pension plans;

•        regulated investment companies or real estate investment trusts;

•        partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes);

•        U.S. expatriates or former long-term residents of the United States;

•        persons that directly, indirectly or constructively own five percent or more (by vote or value) of our capital stock;

•        S corporations;

•        persons that acquired their warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold Class A ordinary shares or warrants as part of a straddle, constructive sale, constructive ownership transaction, hedging, wash sale, synthetic security, conversion or other integrated or similar transaction;

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

•        “controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our warrants or Class A ordinary shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our warrants or Class A ordinary shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

We have not sought, and do not intend to seek, any rulings from the IRS as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF OUR WARRANTS AND OF CLASS A ORDINARY SHARES RECEIVED IN EXCHANGE FOR THE WARRANTS IN THE OFFER OR PURSUANT TO THE TERMS OF THE WARRANT AMENDMENT. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE FOREGOING, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS.

As used herein, a “U.S. Holder” is a beneficial owner of a warrant or a Class A ordinary share who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

As used herein, a “Non-U.S. Holder” is a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of a warrant or a Class A ordinary share who or that is, for U.S. federal income tax purposes, not a U.S. Holder, including:

•        a nonresident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        a foreign estate or trust,

but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition of Class A ordinary shares or warrants (except to the extent discussed below).

U.S. Federal Income Tax Treatment of REE

Tax Residence of REE for U.S. Federal Income Tax Purposes

Although REE is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Code Section 7874. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because REE is not so created or organized

(but is instead incorporated only in Israel), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Code Section 7874 provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Under Code Section 7874, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Code Section 7874 that are made as part of a plan or made over a 36-month period, making it more likely that Code Section 7874 will apply to a foreign acquiring corporation.

REE indirectly acquired substantially all of the assets of 10X Capital through the Merger. As a result, Code Section 7874 may apply to cause REE to be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception.

Based upon the terms of the Merger and the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, 10X Capital and REE expect that the Section 7874 Percentage of 10X Capital stockholders in REE should be less than 80% after the Merger. Accordingly, REE is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Code Section 7874. The calculation of the Section 7874 Percentage is complex, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties. Moreover, former holders of 10X Capital Common Stock may be deemed to own an amount of Class A ordinary shares in respect to certain redemptions by former holders of 10X Capital Common Stock prior to the Merger for purposes of determining the ownership percentage of former holders of 10X Capital Common Stock under Code Section 7874. Accordingly, there can be no assurance that the IRS will not challenge the status of REE as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge, under Code Section 7874, REE’s status as a foreign corporation for U.S. federal income tax purposes, REE and certain REE shareholders could be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on REE and future withholding taxes on certain REE shareholders. In particular, holders of Class A ordinary shares and/or the warrants would be treated as holders of stock and warrants of a U.S. corporation.

However, even if the Section 7874 Percentage was such that REE were still respected as a foreign corporation under Code Section 7874, REE may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If REE were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of REE attributable to the Merger for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Code Section 7874 would apply to such subsequent acquisition.

The remainder of this discussion assumes that REE will not be treated as a U.S. corporation for U.S. federal income tax purposes under Code Section 7874.

Utilization of 10X Capital’s Tax Attributes and Certain Other Adverse Tax Consequences to REE and REE’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. Specifically, Code Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Merger and the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, 10X Capital and REE expect that the Section 7874 Percentage should be less than 60% after the Merger. Accordingly, the limitations and other rules described above are not expected to apply to REE or 10X Capital after the Merger.

If the Section 7874 Percentage applicable to the Merger is at least 60% but less than 80%, REE and certain of REE’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any U.S. corporation owned by REE include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, it is not expected that 10X Capital will have a significant amount of inversion gain as a result of the Merger.

The determination that the Section 7874 Percentage should be less than 60% after the Merger is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. There can be no assurance that the IRS will not challenge whether REE is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to REE, significant adverse tax consequences could result for REE and for certain REE shareholders, including a higher effective corporate tax rate on REE.

The remainder of this discussion assumes that the limitations and other rules described above do not apply after the Merger.

U.S. Holders

This section applies to U.S. Holders of Class A ordinary shares or warrants.

Exchange of Warrants for Our Class A Ordinary Shares

For a U.S. Holder of warrants who participates in the Offer and for any U.S. Holders of warrants subsequently exchanged for Class A ordinary shares pursuant to the terms of the Warrant Amendment, we intend to treat such U.S. Holder’s exchange of warrants for Class A ordinary shares in the Offer as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code pursuant to which, subject to the PFIC rules discussed below, (i) such U.S. Holder should not recognize any gain or loss on the exchange of warrants for Class A ordinary shares, (ii) such U.S. Holder’s aggregate tax basis in the Class A ordinary shares received in the exchange should equal the U.S. Holder’s aggregate tax basis in the warrants surrendered in the exchange and (iii) such U.S. Holder’s holding period for the Class A ordinary shares received in the exchange should include the U.S. Holder’s holding period for the surrendered warrants. Special tax basis and holding period rules apply to U.S. Holders that acquired different blocks of warrants at different prices or at different times. U.S. Holders should consult their tax advisors as to the applicability of these special rules to their particular circumstances. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of warrants for Class A ordinary shares, there can be no assurance in this regard. Alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the exchange of warrants for Class A ordinary shares were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of Class A ordinary shares described below under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A ordinary shares” or, to the extent applicable, as described below under “— Passive Foreign Investment Company Rules.”

Although we believe the exchange of warrants for Class A ordinary shares pursuant to the Offer or any subsequent exchange pursuant to the terms of the Warrant Amendment is a value-for-value transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view such an exchange as the issuance of Class A ordinary shares to an exchanging holder having a value in excess of the warrants surrendered by such holder, such excess value could be viewed as a constructive dividend or a fee received in consideration for consenting to the Warrant Amendment (which fee may be taxable as ordinary income to the U.S. Holder).

If a U.S. Holder exchanges warrants for Class A ordinary shares pursuant to the Offer or the terms of the Warrant Amendment, and if the U.S. Holder holds five percent or more of Class A ordinary shares immediately prior to the exchange, or if the U.S. Holder holds warrants and other securities of ours immediately prior to the exchange with an aggregate tax basis of $1 million or more, such U.S. Holder will be required to file with its U.S. federal income tax return for the year in which the exchange occurs a statement setting forth certain information relating to the exchange (including the fair market value, prior to the exchange, of the warrants transferred in the exchange and the U.S. Holder’s tax basis, prior to the exchange, in Class A ordinary shares or other securities), and to maintain permanent records containing such information.

Warrants Not Exchanged for Our Class A Ordinary Shares if the Warrant Amendment Is Approved

Although not free from doubt, if the Warrant Amendment is approved, we intend to treat all warrants not exchanged for Class A ordinary shares in the Offer as having been exchanged for “new” warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which, subject to the PFIC rules discussed below, (i) a U.S. Holder of such warrants should not recognize any gain or loss on the deemed exchange of warrants for “new” warrants, (ii) such U.S. Holder’s aggregate tax basis in the “new” warrants deemed to be received in the exchange should equal the U.S. Holder’s aggregate tax basis in its existing warrants deemed surrendered in the exchange, and (iii) such U.S. Holder’s holding period for the “new” warrants deemed to be received in the exchange should include the U.S. Holder’s holding period for the warrants deemed surrendered. Special tax basis and holding period rules apply to holders that acquired different blocks of warrants at different prices or at different times. U.S. Holders should consult their tax advisor as to the applicability of these special rules to their particular circumstances.

Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the deemed exchange of warrants for “new” warrants pursuant to the Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. Holders to recognize taxable income. If our treatment of the deemed exchange of warrants for “new” warrants pursuant to the Warrant Amendment were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. Holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of Class A ordinary shares described below under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A ordinary shares” or, to the extent applicable, as described below under “— Passive Foreign Investment Company Rules.”

Warrants Not Exchanged for Our Class A Ordinary Shares if the Warrant Amendment Is Not Approved

If the Warrant Amendment is not approved, a U.S. Holder should not have any U.S. federal income tax consequences of the Offer with respect to warrants that are not exchanged for our Class A ordinary shares pursuant to the Offer.

Dividends and Other Distributions on Our Class A Ordinary Shares

As described in “Market Information, Dividends and Related Shareholder Matters,” we do not anticipate making distributions to holders of Class A ordinary shares at this time. Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions on our Class A ordinary shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A ordinary shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Class A ordinary shares.” Because we do not calculate our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent). Amounts treated as dividends that we pay to a U.S. Holder that is a taxable corporation generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if our Class A ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, and, in each case, we are not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period and other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A ordinary shares.

There can be no assurances that we will be eligible for benefits of an applicable comprehensive income tax treaty between the U.S. and Israel. In addition, there also can be no assurance that our Class A ordinary shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A ordinary shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. Holder, generally be “passive” category income which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder. Moreover, Treasury regulations that apply to taxable years beginning on or after December 28, 2021 may in some circumstances prohibit a U.S. Holder from claiming a foreign tax credit unless the taxes are creditable under an applicable treaty and the holder is eligible for benefits under the treaty and elects its application. The rules governing the treatment of foreign taxes imposed on a U.S. Holder and foreign tax credits are complex, and U.S. Holders should consult their tax advisors about the impact of these rules in their particular situations.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Class A Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of our Class A ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the U.S. Holder’s amount realized, generally the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Class A ordinary share, in each case as calculated in U.S. dollars. If Israeli tax is withheld on the sale, exchange or other taxable disposition of Class A ordinary shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of such sale, exchange or other taxable disposition before deduction of the Israeli tax withheld. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

As described below under the heading “Material Israeli Income Tax Considerations — Israeli Withholding Tax; Sale of Shares by Exchange Agent,” Israeli withholding taxes may apply to the exchange of warrants for Class A ordinary shares, and the Exchange Agent will be entitled to sell Class A ordinary shares that would be issued to the warrant holder pursuant to the Offer to the extent necessary to satisfy the full amount due with regard to those Israeli taxes. U.S. Holders of warrants generally would be required to recognize gain or loss for U.S. federal income tax purposes on the sale of any such Class A ordinary shares by the Exchange Agent to satisfy such Israeli taxes.

The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize such tax for foreign tax credits purposes unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the U.S. and Israel (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. In addition, Treasury regulations that apply to taxable years beginning on or after December 28, 2021 may preclude a U.S. Holder from claiming a foreign tax credit with respect to Israeli taxes on gain from dispositions of Class A ordinary shares (as well as any Israeli taxes imposed on the exchange of warrants for Class A ordinary shares pursuant to this Offer) unless the U.S. Holder is eligible for benefits under the Treaty and elects its application and other applicable requirements are satisfied. The rules governing foreign tax credits and deductibility of foreign taxes are complex and U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of our Class A ordinary shares received in exchange for warrants pursuant to the Offer or in any subsequent exchange pursuant to the terms of the Warrant Amendment would be materially different from that described above if we are treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. U.S. Holders are urged to consult with their tax advisors regarding the treatment of such exchanges and our Class A ordinary shares received therein if we were characterized as a PFIC.

A non-U.S. corporation generally will be a PFIC for any taxable year if either (i) at least 75% of its gross income is passive income or (ii) at least 50% of its assets (determined based on a quarterly average) are held for the production of, or produce, passive income (such test described in clause (ii), “Asset Test”). Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of any corporation in which it holds, directly or indirectly, a 25% or greater interest by value of the stock. While the Asset Test is generally performed based on the fair market value of the assets, special rules apply with respect to the Asset Test in the case of the assets held by CFCs.

Based on the current and anticipated composition of our and our subsidiaries’ income, assets, structure and operations and certain factual assumptions, there is a substantial risk that we were a PFIC for U.S. federal income tax purposes for 2021, and we may be a PFIC for U.S. federal income tax purposes for current or future taxable years. However, there can be no assurances in this regard, because PFIC status is determined annually and requires a factual determination that depends on, among other things, the composition of a company’s income, assets and activities in each taxable year, and can only be made annually after the close of each taxable year, and is thus subject to significant uncertainty. Furthermore, the value of our gross assets is likely to be determined in part by reference to our market capitalization, which may fluctuate significantly. Accordingly, there can be no assurance as to whether we will be a PFIC for the current or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for 2021 or current or future taxable years.

Although our PFIC status is determined annually, we will generally continue to be treated as a PFIC in subsequent years in the case of a U.S. Holder who held our Class A ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. Under proposed Treasury regulations, these rules may also apply if we were a PFIC during any taxable year in which the U.S. Holder held warrants. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares and, in the case of our Class A ordinary shares, unless certain elections apply, as further described below, for the first taxable year the U.S. Holder held (or was deemed to hold) such Class A ordinary shares and in which we were treated as a PFIC, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares (which may include gain realized by reason of transfers of our Class A ordinary shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the Class A ordinary shares that preceded the taxable year of the distribution). Under proposed regulations, these rules could apply to any portion of the holding period of the Class A ordinary shares received in exchange for warrants pursuant to the Offer, or pursuant to the terms of the Warrant Amendment, if approved, that is attributable to the holding period for the warrant prior to such exchange.

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our Class A ordinary shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

Under proposed Treasury regulations, for purposes of the above rules (i) the exercise of a warrant to acquire stock in a PFIC is not treated as a disposition of PFIC stock and (ii) gain is not recognized on a disposition of PFIC stock that results from a nonrecognition transfer if in the transfer PFIC stock is exchanged for stock in the same or another corporation that is also a PFIC. However, (i) the exchange of warrants for Class A ordinary shares pursuant to the Offer or (ii) the deemed exchange of warrants not exchanged for Class A ordinary shares in the Offer for “new” warrants pursuant to the terms of the Warrant Amendment would not be eligible for those rules if such exchanges were considered to result in recognition of income under potential alternative characterizations of the transaction. U.S. Holders of warrants should consult their tax advisors with respect to the application of these rules to the exercise or amendment of their warrants if we were characterized as a PFIC for any taxable year (or portion thereof) that is included in the holding period of the U.S. Holder of our warrants or Class A ordinary shares.

If REE is a PFIC and, at any time, owns equity in a non-U.S. corporation that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if REE receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

If we are a PFIC and our Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. For this purpose, Class A ordinary shares generally will be considered regularly traded (i) during the calendar year of initial public offering if they are traded, other than in de minimis quantities, on 1/6 of the days remaining in the quarter in which the initial public offering occurs and on at least 15 days during each remaining quarter of that calendar year (or, if the initial public offering occurs in the fourth quarter, on the greater of 1/6 of the days remaining in such quarter or 5 days) and (ii) during any other calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless our Class A ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder will generally continue to be subject to the PFIC rules discussed above with respect to such holder’s indirect interest in any investments REE holds that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. As a result, it is possible that any mark-to-market election will be of limited benefit. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s Class A ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A ordinary shares under their particular circumstances. Under current law, a mark-to-market election may not be made with respect to warrants that are not exchanged for Class A ordinary shares.

Alternatively, a U.S. Holder of a PFIC may avoid the adverse PFIC tax consequences described above in respect of stock of the PFIC by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the PFIC’s taxable year ends and each subsequent taxable year. The U.S. Holder’s adjusted basis in Class A ordinary shares will be increased by the amounts so included in gross income. Any subsequent distribution by REE that is paid out of the earnings and profits that were previously so included in gross income of the U.S. Holder generally will not be taxable as a dividend to the U.S. Holder, and the U.S. Holder’s adjusted basis in the Class A ordinary shares will decrease by the amount of the distribution not treated as a taxable dividend. If a U.S. Holder has timely made a QEF election with respect to the Class A ordinary shares, any gain such U.S. Holder recognizes upon the sale or other disposition of the Class A ordinary shares generally will be treated as capital gain, and no interest charge will be imposed. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the PFIC. However, as discussed further below, QEF elections are not available with respect to warrants, and U.S. Holders of warrants who exchange warrants for Class A ordinary shares may not benefit from a QEF election if we were a PFIC during any period in which such Holder held warrants unless the Holder makes a “deemed sale” election to recognize gain for the year in which the exchange occurs. In addition, there can be no assurance that REE will have timely knowledge of its status as a PFIC in the future or that REE will timely provide a PFIC Annual Information Statement in any year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. If REE owns any interests in a lower-tier PFIC, a U.S. Holder generally must make a separate QEF election for each lower-tier PFIC, subject to REE’s providing the relevant tax information for each lower-tier PFIC on an annual basis. There can be no assurance that REE will have timely knowledge of the status of any such lower-tier PFIC. In addition, REE may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance REE will be able to cause the lower-tier PFIC to provide such required information.

Subject to the discussion below with respect to warrants, if a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the Class A ordinary shares in which REE is a PFIC (or a mark-to-market election, as discussed above), then the U.S. Holder generally will remain subject to the excess distribution rules discussed above. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its Class A ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Class A ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) in a taxable transaction and REE was a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exchanges such warrants for Class A ordinary shares pursuant to the Offer or in any subsequent exchange pursuant to the terms of the Warrant Amendment properly makes and maintains a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to the Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which under proposed regulations will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

PFIC Reporting Requirements

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a mark-to-market or any other election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until after such required information is furnished to the IRS.

The rules governing PFICs and mark-to-market and other elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares are urged to consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to our Class A ordinary shares, subject to certain exceptions (including an exception for our Class A ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold our Class A ordinary shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of our Class A ordinary shares.

Non-U.S. Holders

This section applies to Non-U.S. Holders of Class A ordinary shares or warrants.

Exchange of Warrants for Our Class A Ordinary Shares or “New” Warrants

A Non-U.S. Holder’s exchange of warrants for our Class A ordinary shares pursuant to the Offer or the terms of the Warrant Amendment, and the deemed exchange of warrants not exchanged for Class A ordinary shares in the Offer for “new” warrants pursuant to the Warrant Amendment, should generally have the same tax characterizations for U.S. federal income tax purposes as described above for U.S. Holders, although to the extent such an exchange or deemed exchange results in a taxable exchange, the tax consequences would be similar to those described below under the heading “Ownership and Disposition of Class A Ordinary Shares.”

Ownership and Disposition of Class A Ordinary Shares

Subject to the discussion below concerning backup withholding, any (i) dividends of cash or property paid or deemed paid to a Non-U.S. Holder in respect of Class A ordinary shares or (ii) gain realized upon the sale or other taxable disposition of Class A ordinary shares and/or warrants by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

•        the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable); or

•        in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding.

Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation (other than an S corporation) or other exempt recipient or (ii) the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s Class A ordinary shares unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to Class A ordinary shares and proceeds from the sale of other disposition of Class A ordinary shares received in the U.S. by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS. THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE RECEIPT, OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES OR OF THE WARRANT AMENDMENT OR WARRANTS NOT EXCHANGED FOR CLASS A ORDINARY SHARES IN THE OFFER, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

MATERIAL ISRAELI INCOME TAX CONSIDERATIONS

The following discussion summarizes the material Israeli tax consequences applicable to warrant holders whose warrants are exchanged for Class A ordinary shares pursuant to the Offer. The following discussion is based on the Israeli Income Tax Ordinance [New Version], 1961, as amended (the “Ordinance”), the regulations promulgated thereunder, administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences discussed below. There can be no assurance that the Israel Tax Authority (the “ITA”) or a court will not take a position contrary to the Israeli income tax consequences discussed herein or that any such contrary position taken by the ITA or a court would not be sustained. This discussion addresses only warrants that are held as capital assets (generally, assets held for investment) within the meaning of the Ordinance. This discussion does not address all of the tax consequences that may be relevant to warrant holders in light of their particular circumstances or certain types of warrant holders subject to special treatment.

For a discussion of material Israeli tax consequences relating to the ownership and disposition of Class A ordinary shares, see our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022, under “Item 10.E. Taxation — Certain Material Israeli Tax Considerations”, which is incorporated herein by reference.

The summary below does not discuss the effects of any non-Israeli tax laws. We recommend that warrant holders who are U.S. Holders consult their tax advisors regarding the U.S. federal, state and local income tax consequences of the offer. For a discussion of material U.S. federal income tax consequences, see above under “— Material U.S. Federal Income Tax Considerations.”

Characterization of the Exchange.    The ITA has not issued any guidance relating to the exchange of warrants for shares. The ITA has indicated in the past that, depending on the specific circumstances of the case, a purchase by a company of its own securities may be classified for Israeli tax purposes as either a sale of securities or a dividend distribution by the company. Based on such ITA guidance, since we expect that the exchange of warrants by us will not be pro rata from all of our warrant holders, and since we have never generated a surplus of earnings, the exchange of warrants by us in the Offer should not be treated as a dividend distribution for Israeli tax purposes. Therefore, we believe that receipt of Class A ordinary shares pursuant to the Offer should generally be treated as a capital gains transaction for Israeli income tax purposes, in which a warrant holder will be treated as having sold such warrants. There can be no assurance that the ITA will accept such position, and in such case you might be subject to dividend tax treatment. Please see our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022, under “Item 10.E. Taxation — Certain Material Israeli Tax Considerations”, which is incorporated herein by reference, for a general description of dividend taxation.

Israeli Residents.    Israeli law generally imposes a capital gains tax on a sale or disposition of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of assets by non-Israeli residents, if those assets are either (i) located in Israel, (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, including shares in a non-Israeli corporation, the majority of whose assets are located in Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise (see below).

Tax Rates.    Israeli tax law distinguishes between a “Real Capital Gain” and an “Inflationary Surplus.” Inflationary Surplus is computed generally on the basis of the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is not subject to tax in Israel. Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus. Generally, a Real Capital Gain accrued by individuals on the exchange of our warrants will be taxed at the rate of 25%. However, if the individual warrant holder is a “substantial shareholder” at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Real Capital Gain derived by corporations from the exchange of our warrants will generally be subject to a corporate tax rate of 23% (in 2022). However, the foregoing tax rates will not apply to dealers in securities.

Non-Israeli residents.    Non-Israeli residents should generally be exempt from capital gains tax on the exchange of their warrants, provided that the gains are not attributed to a permanent establishment of such holders in Israel. However, non-Israeli corporations will not be entitled to such exemption if Israeli residents (i) have a controlling interest of more than 25% in such non-Israeli corporation, or (ii) are the beneficiary of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, pursuant to the Convention between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, as amended (the “U.S.-Israel Tax Treaty”), the sale, exchange or disposition of shares of an Israeli resident corporation by a person who (i) holds the shares as a capital asset, (ii) qualifies as a resident of the United States within the meaning of the U.S.-Israel Tax Treaty, and (iii) is entitled to claim the benefits afforded to such U.S. resident by the U.S.-Israel Tax Treaty (such person is referred to as a U.S. Treaty Resident), generally will not be subject to Israeli capital gains tax unless (i) such U.S. Treaty Resident held, directly or indirectly, shares representing 10.0% or more of the voting power of said corporation during any part of the 12-month period preceding the sale, exchange or disposition, subject to certain conditions, (ii) such U.S. Treaty Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year, or (iii) the capital gains can be allocated to a permanent establishment of such U.S. Treaty Resident in Israel. If the exemption is not available, such sale, exchange or disposition would be subject to Israeli capital gains tax to the extent applicable. Under the U.S.-Israel Tax Treaty, such U.S. Treaty Resident would be permitted to claim a credit for Israeli income tax against the U.S. federal income tax imposed on the disposition, subject to the limitations in the U.S. tax laws applicable to foreign tax credits. Such provision, although referring to disposition of shares of an Israeli resident corporation, might also apply to Israeli capital gains derived from the disposition of warrants of such Israeli resident corporation.

Israeli Withholding Tax.    The gross proceeds payable to an exchanging warrant holder in the Offer, equal to the value of the Class A ordinary shares issued to such holder in exchange for warrants, generally will be subject to Israeli withholding tax at the rate of 25% of the shareholder’s gain on such sale (for individual warrant holders) or 23% (for all other warrant holders). We have requested a ruling from the ITA which, if obtained, would confirm the following with respect to the withholding of Israeli tax in the Offer:

(1)    payments to be made through non-Israeli brokers to tendering holders who certify (in the manner described below) that they (a) hold less than 5% of our outstanding shares (as applied to the warrants, the Israel Tax Authority may apply this test on an as-exercised basis), (b) acquired their warrants on or after our public registration on Nasdaq in July 2021 or that their warrants were issued in exchange for 10X Capital warrants which were acquired on or after 10X Capital’s initial public offering in November 2020, (c) are non-Israeli residents for purposes of the Ordinance, and (d) acquired their warrants when they were non-Israeli residents for purposes of the Ordinance; and who provide certain additional declarations required to establish their exemption from Israeli withholding tax, will not be subject to Israeli withholding tax;

(2)    payments to be made to tendering warrant holders who certify (in the manner described below) that they are eligible Israeli brokers or Israeli financial institutions holding warrants on behalf of a tendering holder will not be subject to Israeli withholding tax, and the relevant Israeli broker or Israeli financial institution will withhold Israeli tax, if any, as required by Israeli law; and

(3)    payments to be made to tendering holders who are not described in clauses (1) and (2) above will be subject to Israeli withholding tax at the fixed rate of 25% (for individual shareholders) or 23% (for all other shareholders) of the value of Class A ordinary shares issued to them in exchange for their warrants pursuant to the Offer.

More specifically, based on the ITA ruling, if obtained, if a warrant holder tenders its warrants, the Depositary would be required to withhold (through the Company or a withholding agent appointed by the Company) Israeli tax at the applicable rate of the value of Class A ordinary shares issued to the warrant holder in exchange for its warrants pursuant to the Offer, unless such holder, upon the terms and conditions set forth in the Letter of Transmittal and Consent, either:

•        certifies, by completing properly the Declaration Form (Declaration of Status for Israeli Income Tax Purposes) (the “Declaration Form”), a form of which is included in the Letter of Transmittal and Consent and the final form of which, expected to be included in the ITA ruling, if obtained, will be otherwise delivered to such holder, that: (1) such holder is NOT a “resident of Israel” for purposes of the Ordinance (and, in the case of corporations, that no Israeli residents hold 25% or more of the means of control of such corporations, whether directly or indirectly) and provides certain additional declarations required to establish such warrant holder’s exemption from Israeli withholding tax (including that such holder holds less than 5% of our outstanding shares (as applied to the warrants, the Israel Tax Authority may apply this test on an as-exercised basis) and acquired its warrants after our public registration on Nasdaq in July 2021 or that its warrants were issued in exchange for 10X Capital warrants which were acquired after 10X Capital’s initial public offering in November 2020) and if the warrant holder is an individual, provides a copy of a non-Israeli passport and, if the warrant holder’s consideration exceeds US$300,000, provides a residency certificate from the tax authorities in its country of residency; or (2) such warrant holder is an eligible bank, broker or financial institution resident in Israel holding warrants on behalf of a tendering holder. Such Declaration Form will provide additional specific statements with respect to this purpose. In such case, where the tendering warrant holder was able to timely complete and deliver the Declaration Form, the Depositary will not withhold any Israeli withholding tax from the value of Class A ordinary shares issued to it in exchange for its warrants pursuant to the Offer; or

•        provides the Depositary, as instructed in the Letter of Transmittal, with a valid certificate of exemption or tax approval from the ITA (an “ITA Waiver”), applying withholding tax at a lesser rate than that described above or otherwise granting a specific exemption from Israeli withholding tax. In such case, the Depositary will withhold (through the Company or a withholding agent appointed by the Company) Israeli withholding tax at the rate prescribed by such certificate or approval (or not withhold, if such warrant holder is entitled to a full exemption) and will be entitled to sell an applicable number of Class A ordinary shares to satisfy such tax withholding requirement, in which case the number of Class A ordinary shares that the holder will receive in exchange for its warrants will be reduced accordingly.

There can be no assurance that the ITA will issue the ITA ruling or, if issued, what provisions it will contain. For example, the ITA ruling may approve the use of Declaration Forms for purposes of identifying warrant holders and determining their tax status but may provide that the final classification of the exchange for Israeli tax purposes will be determined by the relevant tax assessors. In such case, we will take the position that the withholding of Israeli tax on the receipt of Class A ordinary shares pursuant to the Offer should generally be treated as a capital gains transaction for Israeli income tax purposes, in which a warrant holder will be treated as having sold the warrants, as further provided above. The relevant tax assessor may not accept this position and may determine a different, less favorable treatment. In such circumstance, we expect that REE may be exposed to liability in the event of a final determination that there is any shortfall in withholding amounts, and in such case you might be exposed to liability as set forth under “Item 10.E. Taxation — Certain Material Israeli Tax Considerations” in our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022, which is incorporated herein by reference.

We recommend that you consult your tax advisors regarding the application of Israeli income and withholding taxes (including eligibility for any withholding tax reduction or exemption, and the refund procedure).

Please note that if you tender your warrants to the Depositary and provide a Declaration Form, you also consent to the provision of such Declaration Form to us and to the ITA in case the ITA so requests for purposes of audit or otherwise.

All questions as to the validity, form or eligibility of any Declaration Form or ITA Waiver (including time of receipt) and, subject to applicable law, the withholding of Israeli taxes, will be determined by us, in our sole discretion. This determination will be final and binding on all parties. We reserve the absolute right to reject any or all Declaration Forms or ITA Waivers that we determine not to be in proper form or pursuant to which the failure to withhold any Israeli taxes may be unlawful. We also reserve, subject to applicable law, the absolute right, in our sole discretion, to waive any defect or irregularity in any Declaration Form or ITA Waiver of any particular warrant holder, whether or not similar defects or irregularities are waived in the case of other warrant holders. None of us, our affiliates, our assigns, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities or incur any liability for failure to give any notification.

The Israeli withholding tax is not an additional tax. Rather, the Israeli income tax liability of warrant holders subject to Israeli tax will be reduced by the amount of Israeli tax withheld. If Israeli withholding tax results in an overpayment of Israeli taxes, the holder may apply to the ITA in order to obtain a refund. However, no assurance is given as to whether and when the ITA will grant such refund.

THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO PARTICIPATING IN THE OFFER AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND TREATIES.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

A summary of the material provisions governing our share capital is provided below. This summary is not complete and should be read together with our Amended and Restated Articles.

Description of Ordinary Shares

General

This section summarizes the material rights of REE shareholders under Israeli law, and the material provisions of our Amended and Restated Articles.

Share Capital

The authorized share capital of the Company consists of 1,000,000,000 Class A ordinary shares, without par value, and 83,432,817 Class B ordinary shares, without par value. As of September 19, 2022, we had 240,516,380 Class A ordinary shares issued and outstanding, 83,417,110 Class B ordinary shares issued and outstanding, 15,562,500 warrants issued and outstanding and 107,720,862 Class A ordinary shares underlying outstanding options under our equity incentive plans, at a weighted average exercise price of $0.19 per share, 100,023,804 of which were vested and exercisable.

All of the outstanding ordinary shares are validly issued, fully paid and non-assessable. The ordinary shares are not redeemable and do not have any preemptive rights.

Other than with respect to Class B ordinary shares, our board of directors may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. We may also issue and redeem redeemable securities on such terms and in such manner as our board of directors shall determine.

The following descriptions of share capital and provisions of the Amended and Restated Articles are summaries and are qualified by reference to our Amended and Restated Articles.

Registration Number and Purposes of the Company

The Company is registered with the Israeli Registrar of Companies. Our registration number is 51-455733-9. The Company’s affairs are governed by its Amended and Restated Articles, applicable Israeli law and specifically, the Companies Law. The Company’s purpose as set forth in its Amended and Restated Articles is to engage in any lawful act or activity.

Class A Ordinary Shares

Voting Rights

Holders of Class A ordinary shares are entitled to cast one vote per each Class A ordinary share held as of the applicable record date. Generally, holders of all classes of ordinary shares vote together as a single class on all matters (including the election of directors), and an action is approved by our shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Transfer of Shares

Fully paid Class A ordinary shares are issued in registered form and may be freely transferred under the Company’s Amended and Restated Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of Nasdaq. The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our Amended and Restated Articles or the laws of the State of Israel, except for ownership by nationals of some countries that at the time are, or have been, in a state of war with Israel.

Dividend Rights

We may declare a dividend to be paid to the holders of Class A ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Amended and Restated Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If the Company does not meet such criteria, then it may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Liquidation Rights

In the event of the Company’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of Class A ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Repurchase

Class A ordinary shares may be repurchased subject to compliance with the Companies Law, in such manner and under such terms as our board of directors shall determine.

Class B Ordinary Shares

Issuance of Class B ordinary shares

Class B ordinary shares may be issued only to, and registered in the names of, Daniel Barel and Ahishay Sardes and (i) any entities wholly-owned by a Founder, or (ii) a spouse upon divorce, as required by settlement, order or decree, or as required by a domestic relations settlement, order or decree, and (iii) the other Founder solely upon the death or permanent disability of the other Founder; provided that in the case of subparagraphs (i) and (ii) the Founder retains the sole power to vote the Class B ordinary shares held by such entity or spouse (collectively, “Permitted Class B Owners”).

Voting Rights

Holders of Class B ordinary shares are entitled to cast ten votes per each Class B ordinary share held as of the applicable record date. Generally, holders of all classes of ordinary shares vote together as a single class on all matters (including the election of directors), and an action is approved by our shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Specific actions set forth in our Amended and Restated Articles may not be effected by REE without the prior affirmative vote of 100% of the outstanding Class B ordinary shares, voting as a separate class. Such actions include the following:

•        directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of our Amended and Restated Articles inconsistent with, or otherwise alter, any provision of our Amended and Restated Articles that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B ordinary shares;

•        reclassify any outstanding Class A ordinary shares into shares having the right to have more than one vote for each share thereof, except as required by law;

•        issue any Class B ordinary shares (other than (i) Class B ordinary shares originally issued by the Company after the closing date of the Merger pursuant to the exercise or conversion of options or warrants that, in each case, are outstanding as of such date and (ii) Class B ordinary shares issued to a Founder simultaneously with each Class A ordinary share issued to such Founder); or

•        authorize, or issue any shares of, any class or series of our share capital having the right to more than one (1) vote for each share thereof.

Dividend Rights

Holders of Class B ordinary shares will not participate in any dividend declared by the board of directors.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of the Company, holders of Class B ordinary shares will not be entitled to receive any distribution of our assets of whatever kind.

Transfers

Holders of Class B ordinary shares are restricted from transferring such shares other than to a Permitted Class B Owner.

Mandatory Suspension

Each Class B ordinary share will be automatically suspended upon the tenth anniversary of the closing of the Merger. In addition, the Class B ordinary shares will be suspended and have no further voting rights with respect to any Founder:

(i)     who holds less than 33% of the Class A ordinary shares held by such Founder immediately following the effective time of the Merger (including those underlying vested and unvested options);

(ii)    whose employment as an executive officer is terminated other than for cause or who resigns as an officer of the Company and also ceases to serve as a director;

(iii)   who dies or is permanently disabled, except that if the other Founder holds Class B ordinary shares at such time, then the Class B ordinary shares held by the Founder who dies or is permanently disabled will automatically be transferred to the other Founder; or

(iv)   whose employment as an executive officer is terminated for cause.

A termination for cause requires a unanimous decision of the board of directors of the Company other than the affected Founder.

A termination for “Cause” shall occur 30 days after written notice by the Company to a Founder (based upon the unanimous decision of the board of directors, other than such Founder) of a termination for Cause if such Founder shall have failed to cure or remedy such matter, if curable, within such thirty (30) day period. In the event that the basis for Cause is not curable, then such 30 day cure period shall not be required, and such termination shall be effective 10 days after the date the Company delivers notice of such termination for Cause. “Cause” shall mean the Company’s termination of a Founder’s employment with the Company or any of its subsidiaries as a result of: (i) fraud, embezzlement or any willful act of material dishonesty by such Founder in connection with or relating to such Founder’s employment with the Company or any of its subsidiaries; (ii) theft or misappropriation of property, information or other assets by such Founder in connection with such Founder’s employment with the Company or any of its subsidiaries which results in or would reasonably be expected to result in or would reasonably be expect to result in material loss, damage or injury to the Company and its subsidiaries, their goodwill, business or reputation; (iii) such Founder’s conviction, guilty plea, no contest plea, or similar plea for any felony or any crime that results in or would reasonably be expected to result in material loss, damage or injury to the Company and its subsidiaries, their goodwill, business or reputation; (iv) such Founder’s use of alcohol or drugs while working that materially interferes with the ability of such Founder to perform such Founder’s material duties hereunder; (v) such Founder’s material breach of a material Company policy, or material breach of a Company policy that results in or would reasonably be expected to result in material loss, damage or injury to the Company and its subsidiaries, their goodwill, business or reputation; or (vi) such Founder’s material breach of any of his obligations under the employment agreement between such Founder and the Company, as in effect from time to time; provided, that, for clauses (i)-(vi) above, the Company delivers written notice to such Founder of the condition giving rise to Cause within 90 days after its initial occurrence.

Repurchase

The Class B ordinary shares are not subject to repurchase.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on Class A ordinary shares, proceeds from the sale of the Class A ordinary shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that at the time are, or have been, in a state of war with Israel.

Registration Rights

Concurrently with the execution and delivery of the Merger Agreement, 10X Capital, its executive officers and directors (the “Insiders”), 10X Capital SPAC Sponsor I LLC (the “Sponsor”) and certain of the shareholders of REE as of immediately prior to the Merger entered into an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), which became effective on July 23, 2021, pursuant to which, among other things, the Sponsor and such other shareholders were granted certain customary registration rights, demand rights and piggyback rights with respect to their respective Class A ordinary shares and any other equity securities of REE. REE filed a resale shelf registration statement on Form F-1 registering the resale of Class A ordinary shares and warrants held by the Sponsor and certain other shareholders, which became effective on August 30, 2021.

The Investors’ Rights Agreement also provides that REE will pay certain expenses relating to such registrations and indemnify the securityholders against certain liabilities. The rights granted under the Investors’ Rights Agreement supersede any prior registration, qualification, or similar rights of the parties with respect to their REE securities or 10X Capital securities, and all such prior agreements shall be terminated.

Shareholder Meetings

Under Israeli law, the Company is required to hold an annual general meeting of its shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the Amended and Restated Articles as special general meetings. Our board of directors may call special general meetings of shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting of shareholders upon the written request of (i) any two or more directors, (ii) one-quarter or more of the serving members of the board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of the Company’s issued and outstanding shares and 1% or more of the Company’s outstanding voting power or (b) 5% or more of the Company’s outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Our Amended and Restated Articles contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

•        amendments to the articles of association;

•        appointment, terms of service and termination of services of auditors;

•        appointment of directors, including external directors (if applicable);

•        approval of certain related party transactions;

•        increases or reductions of authorized share capital;

•        a merger; and

•        the exercise of the board of director’s powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for proper management of the company.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and REE’s Amended and Restated Articles, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Quorum

Pursuant to our Amended and Restated Articles, the quorum required for REE’s general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 33⅓% of the total outstanding voting power of its shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting we qualify as a “foreign private issuer,” the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of its shares. Notwithstanding the foregoing, a quorum for a general meeting shall also require the presence in person or by proxy of at least one shareholder holding Class B ordinary shares if such shares are outstanding. The requisite quorum may be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by the Company’s shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “Description of Ordinary Shares — Shareholder Meetings.” Notwithstanding the foregoing, a quorum for any adjourned general meeting shall also require the presence in person or by proxy of at least one shareholder holding Class B ordinary shares if such shares are outstanding.

Vote Requirements

Our Amended and Restated Articles provide that all resolutions of the Company’s shareholders require a simple majority vote, unless otherwise required by the Companies Law or by the Amended and Restated Articles. Under the Companies Law, certain actions require the approval of a special majority, including:

(i)     an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest;

(ii)    the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary); and

(iii)   certain compensation-related matters.

Under our Amended and Restated Articles, the alteration of the rights, privileges, preferences or obligations of any class of the Company’s shares (to the extent there are classes other than the ordinary shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting.

Under our Amended and Restated Articles, the approval of (i) a majority of the total voting power of the shareholders if Class B ordinary shares remain outstanding and (ii) if no Class B ordinary shares remain outstanding, a supermajority of at least 65% of the total voting power of the ordinary shares is generally required to remove any of the Company’s directors from office, to amend such provision regarding the removal of any of the Company’s directors from office, or certain other provisions regarding the board, shareholder proposals, and the size of the Company’s board. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of a majority of the shareholders present and represented at the meeting, and holding at least 75% of the voting rights represented at the meeting and voting on the resolution and pursuant to Section 350(a1) of the Companies Law, in light of the dual classes of its shares may require separate class votes.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in its possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

Anti-Takeover Provisions; Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of this Prospectus/Offer to Exchange, no preferred shares have been authorized under our Amended and Restated Articles. In the future, if the Company authorizes, creates and issues a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent its shareholders from realizing a potential premium over the market value of ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our Amended and Restated Articles which requires the prior approval of the holders of a majority of the voting power of the Company participating or otherwise represented in the shareholders’ meeting, provided that a quorum is present or otherwise represented at the meeting, and provided further, that in the event that such class of preferred shares shall have the right to more than one (1) vote for each share thereof, such authorization and designation shall also require the affirmative vote of 100% of the outstanding Class B ordinary shares, voting as a separate class. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our Amended and Restated Articles, as described above under the paragraphs titled “— Shareholder Meetings,” “— Quorum” and “— Vote Requirements.”

Borrowing Powers

Pursuant to the Companies Law and our Amended and Restated Articles, the Company’s board of directors may exercise all powers and take all actions that are not required under law or under its Amended and Restated Articles to be exercised or taken by its shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our Amended and Restated Articles enable the Company to increase or reduce its share capital, provided that the creation of a new class of shares with more than one vote per share shall be considered a modification of the Class B ordinary shares. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders, provided that modification to the rights attached to the Class B ordinary shares shall require approval of shareholders holding 100% of the then issued Class B ordinary shares. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Exclusive Forum

Our Amended and Restated Articles provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our Amended and Restated Articles also provide that unless the Company consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or its shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law, 5759-1999 or the Israeli Securities Law, 5728-1968. Our Amended and Restated Articles provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company shall be deemed to have notice of and consented to these provisions.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, New York 10004, and its telephone number is 212-509-4000.

Description of Warrants

As of September 19, 2022, REE had 15,562,500 warrants to purchase Class A ordinary shares issued and outstanding.

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A ordinary shares at an exercise price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on November 24, 2021, provided that REE has an effective registration statement under the Securities Act covering the shares of Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or that REE permits holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued and only whole warrants will trade. The warrants will expire five years after the completion of the Merger, on July 22, 2026 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

REE will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to REE satisfying its registration obligations. No warrant will be exercisable and REE will not be obligated to issue a share of Class A ordinary shares upon exercise of a warrant unless the share of Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will REE be required to net cash settle any warrant. During any period when REE will have failed to maintain an effective registration statement, warrant holders will be able to, until such time there is an effective registration statement, exercise their warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, warrant holders will not be able to exercise their warrants on a cashless basis.

The warrants are issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, at least 50% of the then outstanding private placement warrants. You should review a copy of the Warrant Agreement, which will be filed as an exhibit to this Prospectus/Offer to Exchange, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the transfer agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to REE, for the number of warrants being exercised. The warrant holders will not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, REE will, upon exercise, round down to the nearest whole number the number of shares of Class A ordinary shares to be issued to the warrant holder.

REE has agreed that, subject to applicable law, any action, proceeding or claim against REE arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and REE irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Redemption of Warrants for Cash

REE will be able to call the warrants for redemption for cash:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•        if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of the Merger as described elsewhere in this Prospectus/Offer to Exchange) for any 20 trading days within a 30-trading day period ending three business days before REE sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by REE for cash, REE will be able to exercise its redemption right even if REE is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

REE will establish the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and REE issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A ordinary shares and equity-linked securities for capital raising purposes in connection with the closing of the Merger as described elsewhere in this Prospectus/Offer to Exchange) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise

If REE calls the warrants for redemption as described above under “— Redemption of Warrants for Cash”, REE’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” REE’s management will consider, among other factors, REE’s cash position, the number of warrants that are outstanding and the dilutive effect on REE’s shareholders of issuing the maximum number of shares of Class A ordinary shares issuable upon the exercise of REE’s warrants. If REE’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If REE’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. This may be an attractive option to REE if REE does not need the cash from the exercise of the warrants after the Merger. If REE calls its warrants for redemption and REE’s management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify REE in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the transfer agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A ordinary shares is increased by a share capitalization payable in shares of Class A ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A ordinary shares equal to the product of (i) the number of shares of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of (x) the price per share of Class A ordinary shares paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if REE, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A ordinary shares in respect of such event.

If the number of outstanding shares of Class A ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Class A ordinary shares.

Whenever the number of shares of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) REE issues additional shares of Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the Merger at an issue price or effective issue price of less than $9.20 per share of Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by REE’s board of directors and, in the case of any such issuance to 10X Capital’s initial stockholders or their affiliates, without taking into account any sponsor shares held by 10X Capital’s initial stockholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding the Merger on the date of the consummation of the Merger (net of redemptions), and the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day after the closing of the Merger (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “— Redemption of Warrants for Cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of REE with or into another corporation (other than a consolidation or merger in which REE is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of REE as an entirety or substantially as an entirety in connection with which REE is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

Private Warrants

The warrants originally issued to the Sponsor are considered private warrants. The private warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) are exercisable for cash or on a cashless basis, at the holder’s option and they are not redeemable by REE so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, have the option to exercise the private warrants on a cashless basis. Except as described in this section, the private warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by REE and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of shares of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of REE’s Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the transfer agent.

LEGAL MATTERS

Certain matters of U.S. federal and New York State law will be passed upon for us by White & Case LLP and for the dealer manager by Davis Polk & Wardwell LLP. The validity of the Class A ordinary shares offered in this offering and other legal matters as to Israeli law will be passed upon for us by Goldfarb Seligman & Co. and for the dealer manager by Gross and Co.

EXPERTS

The consolidated financial statements of REE Automotive Ltd. appearing in REE Automotive Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021, as filed with the SEC on March 28, 2022, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and executive officers and any Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a majority of our assets and most of our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us or any of them may be difficult to collect within the United States.

We have irrevocably appointed Puglisi & Associates located at 850 Library Avenue, Newark, Delaware 19711, +1 (302) 738-6680 as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

We have been informed by our Israeli counsel, Goldfarb Seligman & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Securities Exchange Act of 1934, as amended, the Exchange Act, and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things, the following key conditions are met:

•        the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the judgment is enforceable according to the law of the foreign state in which the relief was granted;

•        the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel; and

•        the substance of the judgment and its enforcement is not contrary to the law, public policy, security or sovereignty of the State of Israel.

Even if the above conditions are met, an Israeli court will not enforce a U.S. judgment in a civil matter if:

•        the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases and a request by the attorney general);

•        the judgment was obtained by fraud;

•        the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•        the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•        the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•        at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in NIS, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in NIS at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in non-Israeli currency. Pending collection, the amount of the judgment of an Israeli court stated in NIS ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-4 under the Securities Act. This Prospectus/Offer to Exchange, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this Prospectus/Offer to Exchange relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this Prospectus/Offer to Exchange, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus/Offer to Exchange and any applicable prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This Prospectus/Offer to Exchange and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

•        our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 28, 2022;

•        our current report on Form 6-K filed with the SEC on May 17, 2022 (other than Exhibit 99.1 thereto);

•        our current report on Form 6-K filed with the SEC on August 16, 2022 (other than Exhibit 99.1 thereto); and

•        the description of our ordinary shares contained in exhibit 2.6 to our annual report on Form 20-F for the fiscal year ended December 31, 2021.

In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this Prospectus/Offer to Exchange, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Prospectus/Offer to Exchange (if they state that they are incorporated by reference into this Prospectus/Offer to Exchange) and deemed to be part of this registration statement from the date of the filing of such documents.

Annex A

FORM OF WARRANT AMENDMENT
AMENDMENT NO. 1 TO WARRANT AGREEMENT

This Amendment (this “Amendment”) is made as of            , 2022, by and between REE Automotive Ltd., a company registered under the Israeli Companies Law, 5759-1999 and registered with the Israeli Registrar of Companies under registration number 51-455733-9 (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (“Continental”), and constitutes an amendment to that certain Warrant Assignment, Assumption and Amended & Restated Agreement, dated as of July 22, 2021, by and between the Company, 10X Capital Venture Acquisition Corp. (“10X Capital”) and Continental (the “Existing Warrant Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

WHEREAS, on July 22, 2021, the Company completed its business combination with 10X Capital (the “Business Combination”),

WHEREAS, in accordance with Section 4.4 of the Existing Warrant Agreement, upon effectiveness of the Business Combination, the Registered Holders of the Warrants thereafter had the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of shares of the common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, an Alternative Issuance (as defined in the Existing Warrant Agreement) in Class A ordinary shares, without par value, of the Company (the “Class A ordinary shares”);

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of Registered Holders of 50% of the number of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of this Agreement with respect to the Private Placement Warrants, 50% of the number of then outstanding Private Placement Warrants;

WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to require the Registered Holders of the Warrants to exchange all of the outstanding Warrants for Class A ordinary shares, on the terms and subject to the conditions set forth herein; and

WHEREAS, in the exchange offer and consent solicitation undertaken by the Company pursuant to the Registration Statement on Form F-4 filed with the U.S. Securities and Exchange Commission, the Registered Holders of more than 50% of the number of the then outstanding Public Warrants and more than 50% of the Private Placement Warrants have consented to and approved this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein.

1.      Amendment of Existing Warrant Agreement. The Existing Warrant Agreement is hereby amended by adding:

(a)     the new Section 6A thereto:

“6A Mandatory Exchange.

6A.1 Company Election to Exchange. Notwithstanding any other provision in this Agreement to the contrary, all (and not less than all) of the outstanding Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the then outstanding Warrants, as described in Section 6A.2 below, for Class A ordinary shares (or any Alternative Issuance pursuant to Section 4.4), at the exchange rate of 0.18 Class A ordinary shares (or any Alternative Issuance pursuant to Section 4.4 for each Warrant held by the Registered Holder thereof (the “Consideration”) (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Class A ordinary shares). In lieu of issuing fractional shares, any Registered Holder of Warrants who would otherwise have been entitled to receive fractional shares as Consideration will, after aggregating all such fractional shares of such Registered Holder, receive one additional whole Class A ordinary share in lieu of such fractional shares.

Annex A-1

6A.2 Date Fixed for, and Notice of, Exchange. In the event that the Company elects to exchange all of the Warrants, the Company shall fix a date for the exchange (the “Exchange Date”). Notice of exchange shall be mailed by first class mail, postage prepaid, by the Company not less than fifteen (15) days prior to the Exchange Date to the Registered Holders at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. The Company will make a public announcement of its election following the mailing of such notice.

6A.3 Exercise After Notice of Exchange. The Warrants may be exercised, for cash at any time after notice of exchange shall have been given by the Company pursuant to Section 6A.2 hereof and prior to the Exchange Date. On and after the Exchange Date, the Registered Holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Consideration.”

2.      Miscellaneous Provisions.

2.1    Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2    Applicable Law. The validity, interpretation, and performance of this Amendment and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

2.3    Counterparts. This Amendment may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

2.4    Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5    Entire Agreement. The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Pages Follow]

Annex A-2

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

REE AUTOMOTIVE LTD.
By:
Name:
Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent
By:
Name:
Title:

Annex A-3

REE AUTOMOTIVE LTD.
Offer to Exchange Warrants to Acquire Class A Ordinary Shares
of
REE Automotive Ltd.
for
Class A Ordinary Shares
of
REE Automotive Ltd.
and
Consent Solicitation

________________________________

PROSPECTUS

________________________________

The Exchange Agent for the Offer and the Consent Solicitation is:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor,
New York, New York 10004

Any questions or requests for assistance may be directed to the dealer manager at the address and telephone number set forth below. Requests for additional copies of this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Offer and Consent Solicitation.

The Information Agent for the Offer and Consent Solicitation is:

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, Connecticut 06902
Individuals call toll-free: (800) 662-5200
Banks and Brokerage Firms, please call (203) 658-9400
Email: REE.info@investor.morrowsodali.com

The Dealer Manager for the Offer and the Consent Solicitation is:

BofA Securities, Inc.
One Bryant Park
New York, New York 10036